Exhibit (g)(4)

1. INTENTION OF THE PARTIES; DEFINITIONS 4

1.1 INTENTION OF THEPARTIES 4

1.2 DEFINITIONS;INTERPRETATION 4

2. WHAT J.P. MORGAN IS REQUIRED TO DO 7

2.1 SET UP ACCOUNTS 7

2.2 DEPOSIT OF CASH 8

2.3 SEGREGATION AND REGISTRATION OF ASSETS; NOMINEE NAME 9

2.4 SETTLEMENT OF TRANSACTIONS 9

2.5 CONTRACTUAL SETTLEMENT DATE ACCOUNTING 10

2.6 INCOME COLLECTION(AUTOCREDIT) 11

2.7 MISCELLANEOUS ADMINISTRATIVEDUTIES 11

2.8 CORPORATEACTIONS 11

2.9 SECURITIES LITIGATIONSETTLEMENTS 12

2.10 PROXIES 12

2.11 STATEMENTS OF ACCOUNT 13

2.12 ACCESS TO J.P. MORGAN’SRECORDS 13

2.13 MAINTENANCE OF FINANCIAL ASSETS AT SUBCUSTODIANLOCATIONS 13

2.14 FOREIGN EXCHANGETRANSACTIONS 14

2.15 ASSETS NOT CONTROLLED BY J.P. MORGAN 14

2.16 CHANGEREQUESTS 14

3. INSTRUCTIONS 15

3.1 ACTING ON INSTRUCTIONS; METHOD OF INSTRUCTION AND UNCLEARINSTRUCTIONS 15

3.2 VERIFICATION AND SECURITYPROCEDURES 15

3.3 INSTRUCTIONS CONTRARY TO LAW/MARKETPRACTICE 16

3.4 CUT-OFF TIMES 16

3.5 ELECTRONIC ACCESS AND CYBERSECURITY 16

3.6 RECORDING OF TELEPHONECOMMUNICATIONS 17

4. FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P.MORGAN 17

4.1 FEES AND EXPENSES 17

4.2 OVERDRAFTS 17

4.3 J.P. MORGAN’S RIGHT OVER ACCOUNT ASSETS;SET-OFF 18

5. SUBCUSTODIANS AND SECURITIES DEPOSITORIES 18

5.1 APPOINTMENT OF SUBCUSTODIANS; USE OF SECURITIESDEPOSITORIES 18

5.2 LIABILITY FORSUBCUSTODIANS 19

5.3 COMPLIANCE WITH SEC RULE 17F-5 (“RULE17F-5”) 19

5.4 COMPLIANCE WITH SEC RULE 17F-7 (“RULE17F-7”) 21

6. ADDITIONAL PROVISIONS 21

6.1 REPRESENTATIONS OF THE CUSTOMER AND J.P.MORGAN 21

6.2 EACH FUND IS LIABLE TO J.P. MORGAN FOR ITS OWNLIABILITIES 22

6.3 SPECIAL SETTLEMENTSERVICES 22

6.4 REQUESTS FORINFORMATION 22

6.5 INFORMATION CONCERNING DEPOSITS AT J.P. MORGAN’S NON-U.S.BRANCHES 22

6.6 INSURANCE 23

6.7 SECURITY HOLDINGDISCLOSURE 23

6.8 U.S. REGULATORY DISCLOSURE; CERTAIN INFORMATION OF THECUSTOMER 23

6.9 USE OF J.P. MORGAN’S NAME 24

7. WHEN J.P. MORGAN IS LIABLE TO THE CUSTOMER 24

7.1 STANDARD OF CARE; LIABILITY 24

7.2 FORCEMAJEURE 25

7.3 J.P. MORGAN MAY CONSULT WITHCOUNSEL 26

7.4 J.P. MORGAN PROVIDES DIVERSE FINANCIAL SERVICES AND MAY GENERATE PROFITS ASA RESULT 26

7.5 ANCILLARYSERVICES 26

8. TAXATION 26

8.1 TAXOBLIGATIONS 26

8.2 TAX RELIEFSERVICES 27

9. TERM AND TERMINATION 27

9.1 TERM AND TERMINATION 27

9.2 EXITPROCEDURE 28

10. MISCELLANEOUS 29

10.1 NOTICE 29

10.2 SUCCESSORS AND ASSIGNS 29

10.3 ENTIRE AGREEMENT AND AMENDMENTS 29

10.4 GOVERNING LAW ANDJURISDICTION 30

10.5 SEVERABILITY; WAIVER; ANDSURVIVAL 30

10.6 CONFIDENTIALITY 30

10.7 COUNTERPARTS 31

10.8 NO THIRD PARTYBENEFICIARIES 32

APPENDIX 1 34

SCHEDULE A J.P. Morgan Investor Services Global Custody Restricted Markets 35

Annex A Electronic Access 36

Annex B 38

Annex C Security Standards 41

GLOBAL CUSTODY AGREEMENT

This agreement, dated June 22, 2020 (the “Agreement”), is between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION ("J.P. Morgan"), with a place of business at 383 Madison Avenue, New York, NY 10179; and each of the investment companies listed in Annex B to this Agreement (each, a “Customer”), on behalf of itself and each of its series listed under its name on Annex B (each, a “Fund”), as applicable, severally and not jointly with a place of business at 51 Madison Avenue, New York, NY, 10010. For the sake of clarity, the term Customer shall include an investment company acting on behalf of itself and, with respect to investment companies acting on behalf of Funds, the relevant Funds.

1. INTENTION OF THE PARTIES; DEFINITIONS

1.1 Intention of the Parties

(a) MainStay DefinedTerm Municipal Opportunities Fund is a closed-end management investment company, and each other Customer is an open-end management investment company, registered under the Investment Company Act of 1940, with the purpose of investing the Funds’ assets in certain types of securities and instruments, as more fully described in each Fund’s Registration Statement, as amended from time to time.

(b) This Agreement sets out the terms on which J.P. Morgan will provide custodial, settlement, asset servicing and other associated services to the Customer. J.P. Morgan will be responsible for the performance of only those duties expressly set forth in this Agreement. Any amendment, supplement, enhancement, replacement or modification to, or variation of, the services as outlined herein shall be subject to the applicable provisions of this Agreement.

(c) Investing in Financial Assets and cash in foreign jurisdictions may involve risks of loss or other burdens and costs. The Customer acknowledges that J.P. Morgan is not providing any legal, tax or investment advice in connection with the services under this Agreement and that Customer remains responsible for assessing and managing investment related exposures arising out of Country Risk. Accordingly, J.P. Morgan will not be liable for any Liabilities resulting from Country Risk.

(d) The terms and conditions of this Agreement are applicable only to the services that are specified in this Agreement.

1.2 Definitions; Interpretation

(a) Definitions

As used herein, the following terms have the meanings hereinafter stated.

“1940 Act” means Investment Company Act of 1940. “Account” has the meaning set forth in Section 2.1. “Account Assets” has the meaning set forth in Section 4.3(a).

“Affiliated Subcustodian Bank” means a Subcustodian that is both a subsidiary of JPMorgan Chase & Co. and either (i) a bank chartered or incorporated in the United States of America or (ii) a branch or subsidiary of such a bank.

“AML/Sanctions Requirements” means (a) any Applicable Law (including but not limited to the rules and regulations of the United States Office of Foreign Assets Control) applicable to J.P. Morgan, or to any J.P. Morgan Affiliate engaged in servicing any Account, which governs (i) money laundering, the financing of terrorism, insider dealing or other unlawful activities, or the use of financial institutions to facilitate such activities or (ii) transactions involving individuals or institutions which have been prohibited by, or are subject to, sanctions of any governmental authority; and (b) any J.P. Morgan policies and procedures reasonably designed to assure compliance with any such Applicable Law.

“Applicable Law” means any applicable statute (including the 1940 Act, the Investment Advisers Act of 1940, the Securities Act of 1933 (“1933 Act”) and the Securities Exchange Act of 1934 (“1934 Act”)), treaty, rule, regulation or law (including common law) and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental entity.

“Authorized Person” means the Investment Adviser and any person who has been designated by written notice from the Customer (or by any agent designated by the Customer) to act on behalf of the Customer of the Funds under this Agreement and any person who has been given a User Code by the Customer or any person authorized by the Customer to receive a User Code from J.P. Morgan which allows the provision of Instructions. Such persons will continue to be Authorized Persons until such time as J.P. Morgan receives and has had reasonable time to act upon Instructions from the Customer (or its agent) that any such person is no longer an Authorized Person.

“Cash Account” has the meaning set forth in Section 2.1(a)(ii).

“Confidential Information” means any and all non-public information concerning the Customer, Investment Advisers, Funds or the Accounts which J.P. Morgan or any of its Affiliates receives or has access to in the course of providing services under this Agreement, regardless of whether or how such information is marked or whether the information is owned by Customer or a third party. Nevertheless, except with respect to personal information received by J.P. Morgan from Customer under this Agreement, the term Confidential Information does not include (i) information that is or becomes available to the general public other than as a direct result of J.P. Morgan’s breach of the terms of this Agreement, (ii) information that J.P. Morgan develops independently without using the Customer’s confidential information, (iii) information that J.P. Morgan obtains on a non-confidential basis from a person who is not known to be subject to any obligation of confidence to the Customer with respect to that information, or (iv) information that the Customer has designated as non-confidential or consented to be disclosed.

“Corporate Action” means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Financial Asset in the Securities Account that requires discretionary action by the beneficial owner of the Financial Asset, but does not include rights with respect to class action litigation or proxy voting.

“Counterparty” has the meaning set forth in Section 2.1(c).

“Country Risk” means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation, capital controls or other governmental actions; the country’s financial infrastructure, including prevailing custody, tax and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

“Dormant Account” has the meaning set forth in Section 2.1(d).

“Eligible Foreign Custodian” means (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country's government or an agency thereof, and (ii) a majority-owned direct or indirect subsidiary of a U.S. bank (as defined in rule 17f-5 under the 1940 Act) or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States; and (iii) any other entity (other than an Eligible Securities Depository) that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

“Eligible Securities Depository” shall have the same meaning as in rule 17f-7 under the 1940 Act, or that has otherwise been made exempt pursuant to an SEC exemptive order; provided that, prior to the compliance date with rule 17f-7 for a particular securities depository the term “securities depositories” shall be as defined in (a)(1)(ii)-(iii) of the 1997 amendments to rule 17f-5 under the 1940 Act.

“Entitlement Holder” means the person named on the records of a Securities Intermediary as the person having a Security Entitlement against the Securities Intermediary.

“Financial Asset” means a Security and refers, as the context requires, either to the asset itself or to the means by which a person’s claim to it is evidenced, including a Security, a security certificate or a Security Entitlement. The term “Financial Asset” does not include cash.

“Foreign Custody Manager” has the meaning as set forth in paragraph (a) of Section [5.3] of this Agreement.

“Instruction” means an instruction that has been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, that J.P. Morgan believes in good faith and in satisfaction of J.P. Morgan’s Standard of Care to have been given by an Authorized Person.

“Investment Adviser” means any person or entity appointed as investment adviser or manager of any of the Funds.

“J.P. Morgan Affiliate” means an entity controlling, controlled by, or under common control with J.P. Morgan.

“J.P. Morgan Indemnitees” means J.P. Morgan, J.P. Morgan Affiliates, Subcustodians, and their respective nominees, directors, officers, employees and agents.

“J.P. Morgan’s Standard of Care” has the meaning set forth in Section 7.1(a) of this Agreement.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, taxes (other than taxes based solely on a party’s own income), or expenses of any kind whatsoever (whether actual or contingent and including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements reasonably incurred) and, where relevant, any and all amounts owing to J.P. Morgan by the Customer’s counterparty in connection with collateral Accounts or control Accounts established at J.P. Morgan pursuant to the Customer’s Instruction and outstanding from time to time, provided that fees due in accordance with this Agreement that are subject to bona fide dispute shall not be considered Liabilities until the completion of a mutually agreed upon invoice dispute resolution process between J.P. Morgan and the Customer.

“Proxy Voting Service” has the meaning set forth in Section 2.11(a).

“SEC” means the Securities and Exchange Commission.

“Securities” means shares, stocks, debentures, bonds, notes or other like obligations or other investment items, whether issued in certificated or uncertificated form, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same that are commonly traded or dealt in on securities exchanges or financial markets and any other property as any of the foregoing may be acceptable to J.P. Morgan for the Securities Account.

“Securities Account” has the meaning set forth in Section 2.1(a)(i).

“Securities Depository” means any securities depository, clearing corporation, dematerialized book entry system or similar system for the central handling of Securities, whether or not acting in that capacity.

“Security Entitlement” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

“Securities Intermediary” means J.P. Morgan, a Subcustodian, a Securities Depository and any other financial institution which in the ordinary course of business maintains Securities custody accounts for others and acts in that capacity.

“Security Procedure” means the applicable security procedure to be followed by the Customer (and its Authorized Persons) and/or by J.P. Morgan, so as to enable J.P. Morgan to verify that an instruction is authorized. The applicable Security Procedure for different types of instructions may be set forth in service level documentation in effect from time to time with respect to the services set forth in this Agreement or in separate documentation and may be updated by J.P. Morgan from time to time upon notice to the Customer. A Security Procedure may, without limitation, involve the use of User Codes, dual-factor authentication, telephone call backs, or third party utilities. For the avoidance of doubt, an authenticated SWIFT message issued in the name of the Customer through any third party utility that J.P. Morgan has approved as a utility through which Instructions may be provided hereunder, shall be deemed to have been verified through a Security Procedure.

“Subcontractor” means any person, other than a J.P. Morgan Affiliate, to whom J.P. Morgan subcontracts the provision of any part of the Services. “Subcontractor” does not include any Subcustodian, Securities Depository or any entity referred to in Section 7.5 of this Agreement.

“Subcustodian” means any of the subcustodians appointed by J.P. Morgan from time to time to hold Financial Assets and act on its behalf in different jurisdictions and includes any Affiliated Subcustodian Bank. J.P. Morgan will make available to the Customer an up-to-date list of Subcustodians via J.P. Morgan’s website in accordance with Section 3.5 (Electronic Access). In no event will an entity that is a Securities Depository, whether or not acting in that capacity, be deemed to be a Subcustodian. For the avoidance of doubt, the transfer agent of a Financial Asset shall not be deemed to be a Subcustodian with respect to that Financial Asset.

“User Code” means a password digital certificate, identifier (including biometric identifier), security device, algorithm, encryption or other similar procedure used by the Customer or an Authorized Person to access J.P. Morgan’s systems, applications or products or to issue Instructions to J.P. Morgan.

(b) Interpretation

(i) Headings are for convenience of reference only and shall not in any way form part of or affect the construction or interpretation of any provision of this Agreement.

(ii) Unless otherwise expressly stated to the contrary herein, references to Sections are to Sections of this Agreement and references to paragraphs are to paragraphs of the Sections in which they appear.

(iii) Unless the context requires otherwise, references in this Agreement to “persons” shall include legal as well as natural entities; references importing the singular shall include the plural (and vice versa) use of the term “including” shall be deemed to mean “including but not limited” to, and references to appendices and numbered sections shall be to such addenda and provisions herein.

(iv) Unless the context requires otherwise, any reference to a statute or a statutory provision shall include such statute or provision as from time to time modified to the extent such modification applies to any service provided hereunder. Any reference to a statute or a statutory provision shall also include any subordinate legislation made from time to time under that statute or provision.

(v) The Schedules, Appendices and Annexes to the Agreement are incorporated herein by reference and form part of the Agreement and shall have the same force and effect as if expressly set out in the body of the Agreement. If and to the extent that there is an inconsistency between the terms of the body of the Agreement and its Schedules, Appendices and Annexes, the terms of the body of the Agreement shall prevail unless expressly stated otherwise.

2. WHAT J.P. MORGAN IS REQUIRED TO DO

2.1 Set Up Accounts

(a) J.P. Morgan will establish and maintain the following accounts (“Accounts”):

(i) one or more accounts in the name of the Customer on behalf of each Fund (or in another name requested by the Customer that is acceptable to J.P. Morgan) to which Financial Assets are or may be credited (each a “Securities Account”), which may be held by J.P. Morgan, a Subcustodian or a Securities Depository for J.P. Morgan on behalf of the Customer, including as an Entitlement Holder; and

(ii) one or more deposit accounts in the name of the Customer on behalf of each Fund (or in another name requested by the Customer that is acceptable to J.P. Morgan) (each, a “Cash Account”) for any and all cash in any currency received by J.P. Morgan or on behalf of J.P. Morgan for the account of the Customer.

Notwithstanding paragraph (ii), cash held in respect of those markets where Customer is required to have a cash account in its own name held directly with the relevant Subcustodian shall be held in that manner and shall not be part of the Cash Account.

(b) At the request of the Customer, additional Accounts may be opened in the future, including for purposes of segregating certain Account Assets in connection with derivative transactions entered into by a Fund or options purchased, sold or written by a Fund, or in connection with bank or interfund loans secured by Customer assets, and such additional Accounts shall be subject to the terms of this Agreement and, to the extent any such additional Accounts are for the purpose of holding collateral pledged by the Customer to the benefit of a third party other than a Counterparty (as defined in Section 2.1(c) below), such Account shall be subject to the terms and conditions of an account control agreement to be entered into between J.P. Morgan, the Customer and the relevant third party (“Account Control Agreement”), as applicable, in addition to the terms of this Agreement.

(c) In the event that the Customer requests the opening of any additional Account for the purpose of holding collateral pledged by the Customer to a securities exchange, clearing corporation, or other central counterparty (a “Counterparty”) to secure trading activity by the Customer, or the pledge to a Counterparty of cash or individual Securities held in an Account, that Account (or the pledged cash or Securities) shall be subject to the collateral arrangements in effect between J.P. Morgan and the Counterparty in addition to the terms of this Agreement.

(d) If any provision of this Agreement, including, for the avoidance of doubt, Section 4.3, conflicts with the terms of an Account Control Agreement, the terms of the Account Control Agreement shall prevail.

(e) Upon not less than thirty (30) days’ prior written notice to the Customer, J.P. Morgan may close any Account for which J.P. Morgan has not received any Instructions for at least one (1) year or which J.P. Morgan otherwise reasonably determines to be dormant (each a “Dormant Account”). J.P. Morgan will, upon closure of a Dormant Account, move any Account Assets in that Account into another account of the Customer and, in the case of cash payment, J.P. Morgan is authorized to enter into any foreign exchange transactions with the Customer needed to facilitate the payment, as contemplated by Section 2.14.

(f) J.P. Morgan’s obligation to open Accounts pursuant to Section 2.1(a) is conditional upon J.P. Morgan receiving such of the following documents as J.P. Morgan may require:

(i) a certified copy of the Customer's constitutional documents as in force at the time of receipt;

(ii) evidence reasonably satisfactory to J.P. Morgan of the due authorization and execution of this Agreement by the Customer (for example by a certified copy of a resolution of the Customer's board of directors or equivalent governing body);

(iii) in cases where the Customer designates an investment manager, evidence reasonably satisfactory to J.P. Morgan of that appointment as an Authorized Person and of the officers and employees of the investment manager authorized to act with respect to the relevant Account;

(iv) information about the Customer’s financial condition, such as its audited and unaudited financial statements; and

(v) in the case of any Account opened in a name other than that of the Customer, documentation with respect to that name similar to that set forth in paragraphs (i) –(iv).

2.2 Deposit of Cash

(a) Any cash in any currency received by or on behalf of J.P. Morgan for the account of the Customer will be either:

(i) deposited during the period it is credited to the Account in one or more deposit accounts at J.P. Morgan in New York at one of J.P. Morgan’s non-U.S. branch offices, and will constitute a debt owing to the Customer by J.P. Morgan as banker, provided that (A) any cash so deposited with a non-U.S. branch office will be payable exclusively by that branch office in the applicable currency, subject to compliance with Applicable Law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency and (B) from time to time, J.P. Morgan may, in its discretion, pay interest on any such deposit account at a rate to be determined by J.P. Morgan (or charge interest if, at the time, the prevailing interest rate in the relevant market for similar deposits in the same currency is negative); or

(ii) pursuant to the Customer’s Instructions to open an account with the relevant Subcustodian, deposited in an account maintained in the name of the Customer at the Subcustodian in the relevant market, in which case the deposit will constitute a debt owing to the Customer by that Subcustodian as the Customer’s banker and not by J.P. Morgan, payable exclusively in the applicable currency at that Subcustodian; for the avoidance of doubt, cash held in that account will not be part of the Cash Account(s).

(b) Any amounts credited by J.P. Morgan to the Cash Account on the basis of a notice or a provisional credit from a third party, may be reversed if J.P. Morgan does not receive final payment in a timely manner. J.P. Morgan will notify the Customer promptly of any such reversal.

2.3 Segregation and Registration of Assets; Nominee Name

(a) J.P. Morgan will identify in its books that those Financial Assets credited to the Customer’s Securities Account belong to the Customer, whether held directly or indirectly, as applicable, through Securities Depositories or Subcustodians (except as may be otherwise agreed by J.P. Morgan and the Customer).

(b) To the extent permitted by Applicable Law or market practice, J.P. Morgan will require each Subcustodian to identify in its own books that Financial Assets held at such Subcustodian by J.P. Morgan on behalf of its customers belong to customers of J.P. Morgan, such that it is readily apparent that the Financial Assets do not belong to J.P. Morgan or the Subcustodian.

(c) J.P. Morgan is authorized, in its discretion to:

(i) hold Financial Assets by physical possession of the share certificates or other instruments representing such Financial Assets to the extent such Financial Assets are customarily held in bearer form or are delivered to J.P. Morgan or its Subcustodian in bearer form;

(ii) hold Financial Assets or deposit Financial Assets with any Securities Depository;

(iii) hold Financial Assets in omnibus accounts on a fungible basis and accept delivery of Financial Assets of the same class and denomination as those deposited by the Customer;

(iv) register in the name of the Customer, J.P. Morgan, a Subcustodian, a S ecurities Depository or their respective nominees, such Financial Assets as are customarily held in registered form, provided that J.P. Morgan shall, upon request, provide accurate information to the Customer and such other persons as the Customer may designate with respect to the registration status of the Customer’s Financial Assets; and

(v) decline to accept any asset or property which it deems to be unsuitable or inconsistent with its custodial operations.

(d) For the avoidance of doubt, unless J.P. Morgan has provided prior written approval, the Customer may not instruct a third party to register any Financial Asset in the name of J.P. Morgan, a Subcustodian, a Securities Depository or any of their respective nominees. The Customer agrees that any Financial Asset registered in the name of J.P. Morgan, a Subcustodian, a Securities Depository or any of their respective nominees without J.P. Morgan’s authorization shall not be considered to be held in custody under this Agreement.

2.4 Settlement of Transactions

Subject to Section 3 and Section 4.2 of this Agreement, J.P. Morgan will act in accordance with Instructions with respect to settlement of transactions. Absent mutually agreed instructions to the contrary, settlement of transactions will be conducted in accordance with prevailing standards of the market in which the transaction occurs. If it is not possible to settle the transaction in accordance with any Instruction, J.P. Morgan shall notify the Customer in accordance with Section 3.1(c) and 3.3(a), as applicable. For the avoidance of doubt, such standards shall include practices regarding delivery against receipt or delivery in advance of receipt that may be prevailing in the applicable market for the type of transaction being settled. Without limiting the generality of the foregoing, the Customer authorizes J.P. Morgan to deliver Financial Assets or cash payment in accordance with applicable market practice in advance of receipt or settlement of consideration expected in connection with such delivery or payment, and the Customer acknowledges and agrees that such action alone will not of itself constitute negligence, fraud, or willful misconduct of J.P. Morgan, and the risk of loss arising from any such action will be borne by the Customer; provided, however, that J.P. Morgan has not otherwise acted with negligence, fraud or willful misconduct in connection with such loss. In the case of the failure of the Customer’s counterparty (or other appropriate party) to deliver the expected consideration as agreed, J.P. Morgan will notify the Customer of such failure and, upon Customer’s request, use reasonable efforts to contact the counterparty to seek settlement at the direction of the Customer. If the Customer’s counterparty continues to fail to deliver the expected consideration, J.P. Morgan will promptly provide information reasonably requested by the Customer that J.P. Morgan has in its possession to allow the Customer to enforce rights that the Customer has against the Customer’s counterparty, but neither J.P. Morgan nor its Subcustodians will be obliged to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

(a) Except to the extent J.P. Morgan and the Customer have agreed to treat settlement of a transaction under the contractual settlement date accounting basis set forth in Section 2.5, J.P. Morgan will post such transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received and settled by J.P. Morgan.

(b) J.P. Morgan reserves the right to reverse any transactions that are credited to the Accounts due to mis- postings, errors and other similar actions.

2.5 Contractual Settlement Date Accounting

(a) Subject to the other provisions of this Section 2.5, J.P. Morgan will effect book entries on a contractual settlement date accounting basis as described below with respect to the settlement for those Financial Assets and transactions as to which J.P. Morgan customarily offers contractual settlement date accounting.

(i) Sales: On the settlement date for a sale, J.P. Morgan will credit the Cash Account with the proceeds of the sale and post the Securities Account as pending delivery of the relevant Financial Assets.

(ii) Purchases: On the settlement date for a purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), J.P. Morgan will debit the Cash Account for the settlement amount and will then post the Securities Account as awaiting receipt of the expected Financial Assets. The Customer will not be entitled to the delivery of Financial Assets until J.P. Morgan or a Subcustodian actually receives them.

(b) J.P. Morgan may reverse any debit or credit made pursuant to Section 2.5(a) prior to a transaction's actual settlement upon notice to the Customer if J.P. Morgan reasonably believes that the transaction will not settle in the ordinary course within a reasonable time. The Customer will be responsible for any Liabilities resulting from such reversal, unless such Liabilities were caused by J.P. Morgan’s breach of J.P. Morgan’s Standard of Care under this Agreement. The Customer acknowledges that the procedures described in Section 2.5 are of an administrative nature, and J.P. Morgan does not undertake to make loans of cash and/or Financial Assets available to the Customer.

(c) J.P. Morgan shall make available on its web site a list of the markets for which it provides contractual settlement date accounting. J.P. Morgan may add markets to or remove markets from the contractual settlement date accounting service upon notice to the Customer that is reasonable in the circumstances. Additionally, J.P. Morgan reserves the right to restrict in good faith the availability of contractual settlement date accounting for credit or operational reasons, either for individual Financial Assets, types of Financial Assets, counterparties or markets, or overall.

(a)

2.6 Income Collection (AutoCredit®)

(a) J.P. Morgan will monitor information publicly available in the applicable market about forthcoming income payments on the Financial Assets held in the Securities Account, and will promptly notify the Customer of such information.

(b) Except in cases where J.P. Morgan agrees to offer the AutoCredit service described in paragraph (c) of this Section 2.6, J.P. Morgan shall not be required to credit income on Financial Assets, net of any taxes withheld by J.P. Morgan or any third party, prior to actual receipt and reconciliation by J.P. Morgan.

(c) Unless J.P. Morgan notifies Customer to the contrary, J.P. Morgan will credit the Cash Account with the anticipated income proceeds on Financial Assets on the anticipated payment date, net of any taxes that are withheld by J.P. Morgan or any third party (such service hereinafter defined as “AutoCredit”) for those Financial Assets and/or markets for which J.P. Morgan customarily offers an AutoCredit service. J.P. Morgan may reverse AutoCredit credits upon notice to the Customer if J.P. Morgan believes that the corresponding payment will not be received by J.P. Morgan within a reasonable period of time or the credit was incorrect. Promptly upon the Customer’s request, J.P. Morgan shall provide the Customer’s Investment Adviser with relevant information related to any such reversal of credits. J.P. Morgan shall make available on its web site a list of the markets for which it provides AutoCredit. J.P. Morgan may add markets to or remove markets from the AutoCredit service upon notice to the Customer that is reasonable in the circumstances. Additionally, J.P. Morgan reserves the right to restrict in good faith the availability of AutoCredit for credit or operational reasons, either for individual Financial Assets, types of Financial Assets, counterparties or markets, or overall.

(d) J.P. Morgan will use reasonable efforts to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds and, within two business days from the day on which it receives knowledge of such late payment, notify the Customer of the late payment; however, neither J.P. Morgan nor its Subcustodians will be obliged to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.7 Miscellaneous Administrative Duties

(a) Until J.P. Morgan receives Instructions to the contrary, J.P. Morgan will:

(i) present all Financial Assets for which J.P. Morgan has received written notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

(ii) execute in the name of the Customer such certificates as may be required to obtain payment in respect of Financial Assets;

(iii) exchange interim or temporary documents of title held in the Securities Account for definitive documents of title; and

(iv) take any action that may be reasonably appropriate in connection with the receipt of such income and other payments.

(b) In the event that, as a result of holding Financial Assets in an omnibus account, the Customer receives fractional interests in Financial Assets arising out of a corporate action or class action litigation, J.P. Morgan will credit the Customer with the amount of cash the Customer would have received, as reasonably determined by J.P. Morgan, had the Financial Assets not been held in an omnibus account, and the Customer shall relinquish to J.P. Morgan its interest in such fractional interests.

(c) If some, but not all, of an outstanding class of Financial Assets is called for redemption, J.P. Morgan will allot the amount redeemed among J.P. Morgan’s global custody customers who are the respective beneficial holders of such a class of Financial Assets in a manner that J.P. Morgan deems to be fair and equitable.

2.8 Corporate Actions

(a) J.P. Morgan will act in accordance with local market practice to obtain information concerning Corporate Actions that is publicly available in the local market. J.P. Morgan also will review information obtained from sources to which J.P. Morgan subscribes for information concerning such Corporate Actions. J.P. Morgan will promptly provide that information (or summaries that reflect the material points concerning the applicable Corporate Action) to the Customer or its Authorized Person. Such notice will clearly identify the timeframe in which the Customer shall provide Instructions in relation to such Corporate Action. J.P. Morgan will also properly record such Corporate Actions on its internal systems, including associated receivables, and will allocate proceeds accordingly to Customer based on such Customer’s holdings.

(b) J.P. Morgan will act in accordance with the Customer’s Instructions in relation to such Corporate Actions. If the Customer fails to provide J.P. Morgan with timely Instructions with respect to any Corporate Action within the timeframe set out in the notification J.P. Morgan provides under section 2.8(a) with respect to such Corporate Action, neither J.P. Morgan nor its Subcustodians or their respective nominees will take any action in relation to that Corporate Action, except as otherwise agreed in writing by J.P. Morgan and the Customer (including pursuant to a standing Instruction) or as may be set forth by J.P. Morgan as a default action in the notification it provides under Section 2.8(a) with respect to that Corporate Action.

2.9 Securities Litigation Settlements

Any notices received by J.P. Morgan’s corporate actions department about a settled securities litigation that requires action by affected owners of the underlying Financial Assets will be promptly notified to the Customer if J.P. Morgan, using reasonable care and diligence in the circumstances, identifies that the Customer held the relevant Financial Assets in custody with J.P. Morgan at the relevant time. J.P. Morgan will not make filings in the name of the Customer in respect to such notifications except as otherwise agreed in writing between the Customer and J.P. Morgan. The services set forth in this Section 2.9 are available only in certain markets, details of which are available from J.P. Morgan on request.

2.1 0 Proxies

(a) With respect to U.S. Financial Assets and, in cases where the Customer elects to subscribe to the service described in this Section 2.10, other Financial Assets, J.P. Morgan will monitor information distributed to holders of Financial Assets about upcoming shareholder meetings, promptly notify the Customer of such information and, subject to Section 2.10(c), act in accordance with the Customer’s Instructions in relation to such meetings (the “Proxy Voting Service”).

(b) The Proxy Voting Service is available only in certain markets and for certain types of Financial Assets, details of which are available from J.P. Morgan on request. Provision of the Proxy Voting Service is conditional upon receipt by J.P. Morgan of a duly completed enrollment form as well as all documentation that may be required for certain markets.

(c) The Proxy Voting Service does not include physical attendance at shareholder meetings. Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by J.P. Morgan on a case by case basis.

(d) The Customer acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:

(i) the Financial Assets being on loan or out for registration; (ii) the pendency of conversion or another corporate action;

(iii) the Financial Assets being held in a margin or collateral account at J.P. Morgan or another bank or broker, pledged to a Counterparty, or otherwise in a manner which affects voting;

(iv) local law or market practices, or restrictions by the issuer; and

(v) J.P. Morgan being required to vote all shares held for a particular issue for all of J.P. Morgan’s customers on a uniform basis (i.e., a “yes” or “no” vote for the total position based on net voting instructions received from all its customers). Where this is the case, J.P. Morgan will notify the Customer.

2.1 1 Statements of Account

(a) J.P. Morgan will provide the Customer with electronic access to Account information (the “Information”) that will enable the Customer to generate or receive reports and statements of account for each Account and to identify Account Assets as well as Account transactions. The Customer will review the Information and give J.P. Morgan written notice of (i) any suspected error or omission or (ii) the Customer’s inability to access any such Information. The Customer will provide J.P. Morgan such notice within a reasonable time after (x) the Information is made available to the Customer or (y) the Customer discovers that it is unable to access the Information, as the case may be.

(b) The Customer acknowledges that Information available to it electronically with respect to transactions posted after the close of the prior business day may not be accurate due to mis -postings, delays in updating Account records, and other causes. J.P. Morgan will not be liable for any Liabilities arising out of any such information accessed electronically that is subsequently updated or corrected by the close of business on the first business day after the original transaction was posted.

2.1 2 Access to J.P. Morgan’s Records

(a) J.P. Morgan will, upon reasonable written notice, allow the Customer, Customer’s auditors and independent public accountants, or other designated representatives of the Customer such reasonable access to the records of J.P. Morgan relating to the Accounts as may be required in connection with their examination of books and records pertaining to the Customer’s affairs. Subject to restrictions under the relevant local law, J.P. Morgan shall direct any Subcustodian to permit the Customer and its auditors and independent public accountants or other designated representatives of the Customer, reasonable access to the records of any Subcustodian of Financial Assets held in the Securities Account as may be required in connection with such examination.

(b) During the performance of this Agreement and for any period required by Applicable Law with respect to J.P. Morgan’s provision of the services hereunder, J.P. Morgan will maintain complete, accurate and auditable records pertaining to this Agreement, including all books and records which J.P. Morgan is required to maintain pursuant to Applicable Law. All such books and records maintained by J.P. Morgan shall be maintained in a form acceptable under Applicable Law as it applies to J.P. Morgan in its capacity as custodian of the Customer’s assets. During the term of this Agreement and for a period of at least three (3) years after the termination of this Agreement, J.P. Morgan will, upon reasonable written notice, allow the Customer reasonable access during normal working hours to the records of J.P. Morgan relating to the Accounts.

(c) Within 30 days of receiving the Customer’s request, J.P. Morgan will send to the Customer (i) all reports J.P. Morgan receives from Securities Depositories concerning their systems of internal accounting control, and/or (ii) a copy of J.P. Morgan’s then available Service Organizational Control (SOC) 1 reports (or any successor reports) (“SOC 1 Type 2”) prepared in accordance with the requirements of AT section 801, Reporting on Controls at a Service Organization (formerly Statement on Standards for Attestation Engagements (SSAE) No. 16.

2.1 3 Maintenance of Financial Assets at Subcustodian Locations

(a) Unless Instructions require another location acceptable to J.P. Morgan, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired, or where such Financial Assets are located. J.P. Morgan shall post on its website from time to time a list of the countries and jurisdictions for which it supports custody services; J.P. Morgan reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those on the list. J.P. Morgan shall not use a Subcustodian to hold U.S. domestic Financial Assets which are held through the Depository Trust Company or the Federal Reserve System unless specifically instructed by the Customer. To the extent the Customer instructs J.P. Morgan to use a Subcustodian to hold such U.S. domestic Financial Assets, J.P. Morgan will act in accordance with the applicable provisions of Rule 17f-4 under the 1940 Act.

(b) J.P. Morgan reserves the right to restrict the services it provides in, and the Liabilities it incurs with respect to, certain markets that are deemed by J.P. Morgan to be restricted markets from time to time. J.P. Morgan shall make available on its web site a list of markets that are restricted. A summary of current related restrictions on services and Liabilities relating to restricted markets, is set forth in Schedule A - J.P. Morgan Investor Services Global Custody

Restricted Market Limitations. J.P. Morgan may update Schedule A from time to time upon written notice to the Customer.

2.1 4 Foreign Exchange Transactions

To facilitate the administration of the Customer's trading and investment activity, J.P. Morgan may, but will not be obliged to, enter into spot or forward foreign exchange contracts as principal with the Customer or an Authorized Person, and may also provide foreign exchange contracts and facilities through J.P. Morgan Affiliates or Subcustodians. Instructions, including standing Instructions, may be issued with respect to such contracts and facilities, but J.P. Morgan may establish rules or limitations concerning any foreign exchange contract or facility made available. In all cases where J.P. Morgan or J.P. Morgan Affiliates or Subcustodians enter into foreign exchange contracts or facilities with the Customer, J.P. Morgan will not be executing or otherwise placing any foreign exchange transaction as the Customer’s agent, and such transactions will be governed by the terms and conditions of such foreign exchange contracts or facilities (as the case may be). Such foreign exchange contracts and facilities shall not be deemed as part of the custodial, settlement or associated services under this Agreement. With respect to the Customer’s foreign exchange contracts or facilities with J.P. Morgan, J.P. Morgan will be acting on a principal basis as the Customer’s counterparty on such foreign exchange contracts or facilities (as the case may be).

2.1 5 Assets Not Controlled by J.P. Morgan

(a) J.P. Morgan will not be obliged to (i) hold Account Assets with any person not agreed to by J.P. Morgan or (ii) register or record Financial Assets in the name of any person other than J.P. Morgan, a Subcustodian, or their respective nominee or (iii) register or record Financial Assets in the name of J.P. Morgan or its nominee if J.P. Morgan concludes cannot be operationally supported or (iv) register or record on J.P. Morgan’s records Financial Assets or cash held outside of J.P. Morgan’s control. If, however, the Customer makes any such request and J.P. Morgan agrees to the request, the consequences of doing so will be at the Customer’s own risk. J.P. Morgan shall not be responsible for the control of any such Financial Asset or cash, for verifying the Customer’s initial or ongoing ownership of any such Financial Asset or cash or for income collection, proxy voting, class action litigation or Corporate Action notification and processing with respect to any such Financial Asset. Any transaction relating to the settlement of the purchase or sale of any such Financial Asset shall be treated for purposes of this Agreement as a cash only movement.

(b) From time to time, at the Customer’s request, J.P. Morgan may agree to hold in its vault on the Customer’s behalf documentation relating to Financial Assets not held in J.P. Morgan’s control. Notwithstanding anything in this Agreement to the contrary, J.P. Morgan shall not be responsible for reviewing this documentation for any purpose, including authenticity, sufficiency or relevance to the Financial Asset to which it purports to relate.

2.1 6 Change Requests

(a) If either party wishes to propose any amendment or modification to, or variation of, J.P. Morgan’s services contemplated by this Agreement including the scope or details of the services (a “Change”) then it shall notify the other party of that fact by sending a request (a “Change Request”) to the other party, specifying in as much detail as is reasonably practicable the nature of the Change.

(b) Promptly following the receipt of a Change Request, the parties shall agree whether to implement the Change Request, whether implementation of the Change Request should result in a modification of the fees contemplated by Section 4.1, and the basis upon which J.P. Morgan will be compensated for implementing the Change Request.

(c) If a change to Applicable Law requires a Change, the parties shall follow the processes set forth in this Section to initiate a Change Request. If the change in Applicable Law results in a Change, or an increase in J.P. Morgan’s costs or risk associated with provision of its services contemplated by this Agreement, J.P. Morgan shall, following consultation with the Customer and mutual agreement on any fee modification (such agreement not to be unreasonably withheld by the Customer), be entitled to an appropriate increase in the fees contemplated by Section 4.1. of this Agreement. J.P. Morgan shall bear its own costs with respect to implementing a Change Request based upon a change in Applicable Law except that:

(i) J.P. Morgan shall be entitled to charge the Customer for any changes to software that has been developed or customized at the Customer’s request; provided that such charges and changes have been pre-approved by Customer; and

(ii) J.P. Morgan shall be entitled to charge the Customer for any Changes required as a result of the change in Applicable Law affecting the Customer in a materially different way than it affects J.P. Morgan’s other customers, or which the Customer wishes J.P. Morgan to implement in a way different from what J.P. Morgan reasonably intends to implement for its other customers; provided that such charges and changes have been pre-approved by Customer (such approval not to be unreasonably withheld by the Customer).

3. INSTRUCTIONS

3.1 Acting on Instructions; Method of Instruction and Unclear Instructions

(a) The Customer authorizes J.P. Morgan to accept, rely upon and/or act upon any Instructions received by it without inquiry. The Customer is solely responsible for the accuracy and completeness of Instructions, their proper delivery to J.P. Morgan, for updating Instructions as may be necessary to ensure their continued accuracy and completeness, and for monitoring their status. J.P. Morgan will not be responsible for any Liabilities resulting from the Customer’s failure to perform these responsibilities. The Customer will indemnify the J.P. Morgan Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against the J.P. Morgan Indemnitees as a result of any action or omission taken in accordance with any Instruction provided that J.P. Morgan shall not be indemnified against or held harmless from any Liability arising out of J.P. Morgan’s or any JP Morgan Indemnitee’s breach of J.P. Morgan’s Standard of Care in carrying out such Instruction.

(b) To the extent possible, Instructions to J.P. Morgan shall be sent via an encrypted, electronic means using technology consistent with industry standards, or a trade information system acceptable to J.P. Morgan.

(c) J.P. Morgan shall promptly notify an Authorized Person if J.P. Morgan determines that an Instruction does not contain all information reasonably necessary for J.P. Morgan to carry out the Instruction. J.P. Morgan may decline to act upon an Instruction if it does not receive missing information, clarification or confirmation reasonably satisfactory to it. J.P. Morgan will not be liable for any Liabilities arising from any reasonable delay in carrying out any such Instruction while it seeks any such missing information, clarification or confirmation or in declining to act upon any Instruction for which it does not receive such missing information, clarification, or confirmation satisfactory to it; provided that

J.P. Morgan has acted in accordance with the Standard of Care.

3.2 Verification and Security Procedures

(a) J.P. Morgan and the Customer shall comply with any applicable Security Procedures to permit J.P. Morgan to verify the authenticity of Instructions.

(b) The Customer acknowledges that the Security Procedure is designed to verify the authenticity of, and not to detect errors in, Instructions. The Customer shall promptly notify J.P. Morgan if it does not believe that any relevant Security Procedure is commercially reasonable, and its adherence to any Security Procedure without objection constitutes its agreement that it has determined the Security Procedure to be commercially reasonable.

(c) The Customer and its Authorized Persons are solely responsible for ensuring that the User Codes are reasonably safeguarded and known to and used by only the respective Authorized Persons to whom such User Codes apply. If (i) the User Codes are (or the Customer or its relevant Authorized Person reasonably suspects that the User Codes may be) lost, stolen, damaged, altered, unduly disclosed, known in a manner inconsistent with its purposes or compromised, (ii) the Customer’s or any Authorized Persons’ access to J.P. Morgan’s systems, applications or products, or any third party messaging platform through which the Instructions are transmitted, is revoked or suspended, or (iii) the Customer or an Authorized Person reasonably suspects any technical or security failure relating to any systems, applications or products of J.P. Morgan or any third party messaging platform through which the Instructions are transmitted, the Customer shall immediately cease using such system, application, product or platform and promptly notify J.P. Morgan.

3.3 Instructions Contrary to Law/Market Practice

(a) J.P. Morgan need not act upon Instructions that it reasonably believes are contrary to law, regulation or market practice. J.P. Morgan shall be under no duty to investigate whether any Instructions comply with Applicable Law or market practice. In the event that J.P. Morgan does not act upon such Instructions, J.P. Morgan will notify the Customer as soon as reasonably practicable under the circumstances.

(b) J.P. Morgan shall not incur liability by refusing in good faith to perform any duty or obligation herein which in its reasonable judgment is improper or unauthorized.

3.4 Cut-Off Times

J.P. Morgan has established cut-off times for receipt of Instructions, which will be made available to the Customer. If J.P. Morgan receives an Instruction after its established cut-off time, J.P. Morgan will attempt to act upon the Instruction on the day requested only if J.P. Morgan deems it practicable to do so or otherwise as soon as practicable after the day on which the Instruction was received.

3.5 Electronic Access and Cybersecurity

(a) Access by the Customer to certain systems, applications or products of J.P. Morgan shall be governed by this Agreement and the terms and conditions set forth in Annex A Electronic Access. The Customer and its Authorized Persons shall use User Codes to access J.P. Morgan’s systems, applications or products unless otherwise agreed by J.P. Morgan.

(b) Each of the Customer and J.P. Morgan will maintain written cybersecurity policies and procedures which implement commercially reasonable administrative, technical, and physical safeguards that meet or exceed industry security standards and that, among other things, protect against anticipated threats or hazards to the security or integrity of their respective systems and data in their respective possession or control, including, in the case of J.P. Morgan, Confidential Information of Customer. J.P. Morgan may in its discretion provide training or information on best practices to the Customer from time to time but in so doing it will not be considered a consultant or advisor with respect to cybersecurity. Without limiting the foregoing, J.P. Morgan will utilize security standards that meet or exceed those set forth in Annex C to this Agreement.

(c) Each of the Customer and J.P. Morgan will be responsible for the obtaining, proper functioning, maintenance and security of its own services, software, connectivity and other equipment.

(d) J.P. Morgan will, upon reasonable written notice, make available to the Customer, Customer’s auditors and regulators, or other designated representatives of the Customer, a summary of its policies, procedures, or other documents that have been internally approved for external review as they pertain to J.P. Morgan’s performance hereunder and compliance with applicable laws and regulations and the terms of this Agreement, to demonstrate J.P. Morgan’s compliance with this Section and to allow assessment of J.P. Morgan's internal controls, including its information security practices . Additionally, J.P Morgan will, upon Customer’s request, provide, prompt, responsive and complete responses to Customer’s assessment questionnaire, which is, or is based on, a recognized industry standard questionnaire and supporting evidence methodology, such as the Santa Fe Group’s Standard Information Gathering LITE (SIG LITE) questionnaire, and will correct any vulnerabilities, deficiencies, or problems presenting a material risk to such compliance, controls, or practices as mutually agreed by parties, each exercising good faith and reasonable discretion. J.P. Morgan will reasonably cooperate with Customer’s efforts to meet its regulatory obligations with respect to information security, to the extent such regulations apply to J.P. Morgan’s performance under this Agreement and with the Customer’s reasonable requests for access to such records and procedures related to J.P. Morgan’s performance under this Agreement in connection with any request by regulators auditing Customer, or in connection with an investigation pursuant to a Security Incident (as defined below). J.P. Morgan also agrees to, upon reasonable request, make one of its subject matter experts available in person to discuss the Customer’s reasonable concerns and questions related to J.P. Morgan’s information security practices, at a J.P. Morgan location to be determined by J.P. Morgan at the time. J.P. Morgan maintains a vendor management program under which suppliers and third parties are required to comply with J.P. Morgan's minimum control requirements, be subject to security audits of supplier systems that have access to J.P. Morgan systems and third party security assessments.

3.6 Recording of Telephone Communications

Either party may record any of their telephone communications.

4. FEES, EXPENSES AND OTHER AMOUNTS OWING TO J.P. MORGAN

4.1 Fees and Expenses

The Customer will pay J.P. Morgan for its services under this Agreement such fees as may be agreed upon by the parties in writing from time to time, together with J.P. Morgan's reasonable out-of-pocket expenses or incidental expenses, including legal fees and tax or related fees incidental to processing charged directly or indirectly by governmental authorities, issuers or their agents. The parties shall have the right to jointly review such fees once after the fifth year anniversary of this Agreement. Invoices will be payable within sixty (60) days of Customer’s receipt of the invoice. J.P. Morgan also reserves the right to charge a reasonable account maintenance fee for any Dormant Account upon notice to the Customer. If the Customer disputes an invoice, it shall nevertheless pay, on or before the date that payment is due, such portion of the invoice that is not subject to a bona fide dispute. J.P. Morgan may deduct amounts invoiced from the Cash Account except such portion of the invoice that the Customer has objected to within sixty (60) days of the date of the invoice (or such other period as the parties may agree in writing). Without prejudice to J.P. Morgan’s other rights, J.P. Morgan reserves the right to charge interest on overdue amounts from the due date until actual payment at such rate as J.P. Morgan customarily charges for similar overdue amounts. Unless expressly specified in this Agreement, fees and expenses hereunder excludes any price or cost that J.P. Morgan may charge as the Customer’s counterparty in the event J.P. Morgan enters into a principal trans action with the Customer.

4.2 Overdrafts

If a debit to any currency in the Cash Account results or would result in a debit balance, then J.P. Morgan may, in its discretion, (i) advance an amount equal to the overdraft, (ii) refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to the Securities Account, reverse any such posting. If J.P. Morgan elects to make such an advance, the advance will be deemed a loan to the Customer, payable either on demand or automatically upon the occurrence of any event with respect to the Customer that is specified in either section 9.1(c)(i) of this Agreement or section 365(e)(1) of the U.S. Bankruptcy Code, as amended from time to time. Any such advance will bear interest at the applicable rate charged by J.P. Morgan from time, to time for such overdrafts, from the date of such advance to the date of payment (including after the date any judgment may be entered against the Customer with respect to any overdraft) and otherwise on the terms on which J.P. Morgan makes similar overdrafts available from time to time. No prior action or course of dealing on J.P. Morgan’s part with respect to the settlement of transactions on the Customer’s behalf will be asserted by the Customer against J.P. Morgan for J.P. Morgan’s refusal to make advances to the Cash Account or refusal to settle any transaction for which the Customer does not have sufficient available funds in the applicable currency in the Account. The Customer acknowledges that any advance made under this Agreement is intended to be treated as a “securities contract” for purposes of the U.S. Bankruptcy Code to the maximum extent permitted by that Code, as amended from time to time.

4.3 J.P. Morgan’s Right Over Account Assets; Set-off

(a) Without prejudice to J.P. Morgan’s rights under Applicable Law, J.P. Morgan and J.P. Morgan Affiliates shall have, and the Customer grants to J.P. Morgan and J.P. Morgan

Affiliates, a first priority, perfected and continuing security interest in and a lien on all cash, Financial Assets and any other property of every kind that are credited to the Account or otherwise held for the Customer by

J.P. Morgan (“Account Assets”) as security for any and all Liabilities of the Customer to J.P. Morgan and/or any J.P. Morgan Affiliates arising under this Agreement and J.P. Morgan shall be entitled to all rights and remedies available to a secured party under Applicable Law with respect to the Account Assets, including, without notice to the Customer, withholding delivery of such Account Assets, selling or otherwise realizing any of such Account Assets and applying the proceeds and any other monies credited to the Cash Account in satisfaction of such Liabilities. J.P. Morgan shall use reasonable efforts to consult with the Customer regarding the selection of Account Assets to be sold to satisfy the Liabilities and, during such consultation Customer may identify and communicate to J.P. Morgan a list of Account Assets which, if sold to satisfy the Liabilities, would cause the Customer to violate any Applicable Law, including, but not limited to, the 1940 Act or any rule promulgated thereunder, or any exemptive relief the Customer may be relying on, provided that (i) after consultation with the Customer, J.P. Morgan retains the right to select the Account Assets to be sold to satisfy the Liabilities, which, for the avoidance of doubt, may include Account Assets identified in the aforementioned list, and (ii) J.P. Morgan shall not be required to consult with the Customer if in its reasonable business judgment J.P. Morgan reasonably determines that, due to market conditions or other special circumstances, such consultation would be likely to materially prejudice its ability to recover the Liabilities. For this purpose, J.P. Morgan may make such currency conversions as may be necessary at its then current rates for the sale and purchase of the relevant currencies.

(b) Without prejudice to J.P. Morgan’s rights under Applicable Law, J.P. Morgan may set off against any Liabilities of the Customer owed to J.P. Morgan or any J.P. Morgan Affiliate under this Agreement, any amount in any currency (i) standing to the credit of any of the Customer’s accounts (whether deposit or otherwise) with any J.P. Morgan branch or office or with any J.P. Morgan Affiliate and/or (ii) owed to the Customer by any J.P. Morgan branch or office or by any J.P. Morgan Affiliate. For this purpose, J.P. Morgan and any J.P. Morgan Affiliate shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

(c) Notwithstanding any other provision in this Agreement to the contrary, the Account Assets attributable to a Fund may not be used to pay for the Liabilities of any other Fund, nor may the Liabilities of the Fund be paid for from the Account Assets of any other Fund.

5. SUBCUSTODIANS AND SECURITIES DEPOSITORIES

5.1 Appointment of Subcustodians; Use of Securities Depositories

(a) J.P. Morgan is authorized under this Agreement to act through and hold the Customer's Financial Assets with Subcustodians. A list of the Subcustodians shall be made available to the Customer via J.P. Morgan’s web site. At the request of Customer, J.P. Morgan may, but need not, add to such list a Subcustodian where J.P. Morgan has not acted as Foreign Custody Manager with respect to the selection thereof. J.P. Morgan shall notify Customer in the event that it elects not to add any such entity. J.P. Morgan may modify the list of Subcustodians from time to time upon notice to the Customer. In addition, J.P. Morgan and each Subcustodian may deposit Financial Assets with, and hold Financial Assets in any Securities Depository on such terms as such Securities Depository customarily operates, and the Customer will provide J.P. Morgan with such documentation or acknowledgements that J.P. Morgan may require to hold the Financial Assets in such Securities Depository. On the basis of such terms, a Securities Depository may have a security interest or lien over, or right of set-off in relation to the Financial Assets. J.P. Morgan will notify the Customer promptly if it determines that an arrangement with an Eligible Foreign Custodian no longer meets the requirements of Rule 17f-5.

(b) Any agreement that J.P. Morgan enters into with a Subcustodian for holding J.P. Morgan’s customers’ assets will provide (i) that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration, or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar law, and (ii) that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration, unless in each case required otherwise by Applicable Law in the relevant market. J.P. Morgan shall be responsible for all claims for payment of fees for safe custody or administration so that no Subcustodian exercises any claim for such payment against the Customer’s assets. Where a Subcustodian deposits Financial Assets with a Securities Depository, J.P. Morgan will direct the Subcustodian to identify on its records that the Financial Assets deposited by the Subcustodian at such Securities Depository belong to J.P. Morgan, as agent of the Customer.

(c) J.P. Morgan is not responsible for the selection or monitoring of any Securities Depository (other than the assessments provided as set out in Section 5.4 with respect to an Eligible Securities Depository) and will not be liable for any Liabilities arising out of any act or omission by (or the insolvency of) any Securities Depository. In the event the Customer incurs any Liabilities due to an act or omission, negligence, willful misconduct, fraud or insolvency of a Securities Depository, J.P. Morgan will make reasonable efforts, in its discretion, to seek recovery from the Securities Depository, but J.P. Morgan will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

5.2 Liability for Subcustodians

(a) Subject to Section 7.1(b) J.P. Morgan will be liable for the direct Liabilities incurred by the Customer that result from the failure by a Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in the relevant market or from the fraud or willful misconduct of such Subcustodian in the provision of custodial services by it. Subject to Section 7.1(b), J.P. Morgan shall also be liable for the direct Liabilities incurred by the Customer that result from the insolvency of any Affiliated Subcustodian Bank. For purposes of clarity, it is agreed that where the Customer directs J.P. Morgan to appoint a subcustodian that is not part of J.P. Morgan’s network of Subcustodians and J.P. Morgan agrees with such request, J.P. Morgan will not act as Foreign Custody Manager with respect to such Subcustodian and, as used in this Section 5.2(a), the term Subcustodian shall not include any such Subcustodian as to which J.P. Morgan is not acting as Foreign Custody Manager.

(b) J.P. Morgan will use reasonable care in the selection, monitoring and continued appointment of Subcustodians. Subject to J.P. Morgan’s duty in the foregoing sentence and J.P. Morgan’s duty to use reasonable care in the monitoring of a Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by J.P. Morgan in its oversight process, J.P. Morgan will not be responsible for any losses (whether direct or indirect) incurred by the Customer that result from the insolvency of any Subcustodian which is not a branch of J.P. Morgan or an Affiliated Subcustodian Bank.

(c) J.P. Morgan reserves the right to add, replace or remove Subcustodians. J.P. Morgan will give prompt notice of any such action, which will be advance notice if practicable. Upon request by the Customer, J.P. Morgan will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

5.3 Compliance with SEC Rule 17f-5 (“Rule 17f-5”)

(a) The Customer’s board of directors (or equivalent body) (hereinafter “Board”) has delegated or will delegate prior to the commencement of services under this Agreement related to foreign custody, to J.P. Morgan, and, except as to the country or countries as to which J.P. Morgan may, from time to time, advise the Customer that it does not accept such delegation, J.P. Morgan hereby accepts the delegation to it, of the obligation to perform as the Customer’s “Foreign Custody Manager” (as that term is defined in Rule 17f-5(a)(3) as promulgated under the 1940 Act), including for the purposes of:

(i) selecting Subcustodians to hold Financial Assets and cash which are Foreign Assets (as that term is defined in Rule 17f-5(a)(2), and as the same may be amended from time to time, or that have otherwise been exempted pursuant to an SEC exemptive order), (ii) evaluating the contractual arrangements with such Subcustodians (as set forth in Rule 17f-5(c)(2)) and (iii) monitoring such foreign custody arrangements (as set forth in Rule 17f-5(c)(3)).

(b) In connection with the foregoing, J.P. Morgan shall:

(i) provide written reports notifying the Customer’s Board of the placement of Financial Assets and cash with particular Subcustodians and of any material change in the arrangements with such Subcustodians, with such reports to be provided to Customer’s Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Customer’s foreign custody arrangements (and, until further notice from the Customer, such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and cash with particular Subcustodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Subcustodians);

(ii) upon reasonable request of the Customer’s Board, use reasonable efforts to make itself available to report to the Customer’s Board in person at its quarterly Board meetings, or at such other times as the Board may from time to time reasonably require;

(iii) exercise such reasonable care, prudence and diligence in performing as the Customer’s Foreign Custody Manager such as a person having responsibility for the safekeeping of foreign Financial Assets and cash would exercise;

(iv) in selecting a Subcustodian, first have determined that foreign Financial Assets and cash placed and maintained in the safekeeping of such Subcustodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in Rule 17f-5(c) (1)(i)-(iv);

(v) ensure that the arrangement with each Subcustodian is governed by a written contract with the Subcustodian that J.P. Morgan has determined requires that the Subcustodian shall provide reasonable care for foreign Financial Assets and cash held with the Subcustodian based on the standards applicable to custodians in the relevant market, which written contract provides for items set forth in Rule 17f-5(c)(2)(i) or (ii); and

(vi) have established a system to monitor the continued appropriateness of maintaining foreign Financial Assets and cash with particular Subcustodians and of the governing contractual arrangements; it being understood, however, that in the event that J.P. Morgan shall have determined that the existing Subcustodian in a given country would no longer afford foreign Financial Assets and cash reasonable care and that no other Subcustodian in that country would afford reasonable care, J.P. Morgan shall promptly so advise the Customer and shall then act in accordance with the Instructions of the Customer with respect to the disposition of the affected foreign Financial Assets and cash. Subject to (b)(i)-(v) above, J.P. Morgan is hereby authorized to place and maintain foreign Financial Assets and cash on behalf of the Customer with Subcustodians pursuant to a written contract deemed appropriate by J.P. Morgan.

(c) J.P. Morgan shall use reasonable efforts for markets for which it is acting as Foreign Custody Manager to use as its Subcustodians entities that are Eligible Foreign Custodians. In cases where due to (i) Applicable Law in a market or (ii) market practice or market conditions it is not practicable to have the subcustody services performed by an Eligible Foreign Custodian, J.P. Morgan shall promptly advise the Customer of the circumstances, including any mitigants that support a conclusion that the arrangement may nevertheless comply with rule 17f-5.

(d) Except as expressly provided herein, the Customer shall be solely responsible to assure that the maintenance of foreign Financial Assets and cash hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.

(e) J.P. Morgan represents to the Customer that it is a U.S. Bank as defined in Rule 17f-5(a) (7). The Customer represents to J.P. Morgan that: (1) the foreign Financial Assets and cash being placed and maintained in J.P. Morgan’s custody are subject to the 1940 Act, as the same may be amended from time to time; (2) (i) its Board has determined that it is reasonable to rely on J.P. Morgan to perform a the Customer’s Foreign Custody Manager or (ii) its Board or its investment adviser shall have determined that the Customer may maintain foreign Financial Assets and cash in each country in which the Customer’s Financial Assets and cash shall be held hereunder and determined to accept Country Risk. Nothing contained herein shall require J.P. Morgan to make any selection or to engage in any monitoring on behalf of the Customer that would entail consideration of Country Risk.

(f) J.P. Morgan shall provide to the Customer such information relating to Country Risk as is specified in Appendix 1 hereto. The Customer hereby acknowledges that: (i) such information is solely designed to inform the Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii)

J.P. Morgan has gathered the information from sources it considers reliable, but that J.P. Morgan shall have no responsibility for inaccuracies or incomplete information.

5.4 Compliance with SEC Rule 17f-7 (“Rule 17f-7”)

(a) J.P. Morgan shall, for consideration by the Customer, provide a periodic review of the custody risks associated with maintaining the Customer’s foreign Financial Assets with each Eligible Securities Depository used by J.P. Morgan as of the date hereof (or, in the case of an Eligible Securities Depository not used by J.P. Morgan as of the date hereof, prior to the initial placement of the Customer’s foreign Financial Assets at such Eligible Securities Depository) and at which any foreign Financial Assets of the Customer are held or are expected to be held. The foregoing review will be provided to the Customer at J.P. Morgan’s website. In connection with the foregoing, the Customer shall notify J.P. Morgan of any Eligible Securities Depositories at which it does not choose to have its foreign Financial Assets and cash held and hereby covenants that it will not issue any Instructions to J.P. Morgan to hold its foreign Financial Assets at such Eligible Securities Depository, (ii) Customer hereby waives and releases J.P. Morgan from any Liability that J.P. Morgan may incur to Customer in connection with any Instructions delivered to J.P. Morgan in contravention of such notification and (iii) Customer shall be solely liable for any Instructions delivered to J.P. Morgan in contravention of such notification. J.P. Morgan shall monitor the custody risks associated with maintaining the Customer’s foreign Financial Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify the Customer or its adviser of any material changes in such risks.

(b) J.P. Morgan shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 5.4(a) above. Based on the information available to it in the exercise of diligence, J.P. Morgan shall determine the eligibility under Rule 17f-7 of each Securities Depository before including it on Schedule B hereto and shall promptly advise the Customer if any Securities Depository listed as an Eligible Securities Depository ceases to be eligible. (Securities Depositories used by J.P. M organ as of the date hereof are set forth in Schedule B hereto, which also identifies which of those Securities Depositories are not Eligible Securities Depositories. Schedule B may be amended on notice to the Customer from time to time.)

6. ADDITIONAL PROVISIONS

6.1 Representations of the Customer and J.P. Morgan

(a) The Customer represents, warrants and covenants that (i) it has full authority and power, and has obtained all necessary authorizations and consents , to deposit and control the Financial Assets and cash in the Accounts, to use J.P. Morgan as its custodian in accordance with the terms of this Agreement, to incur overdrafts, to grant a lien over Account Assets as contemplated by Section 4.3 and to enter into foreign exchange transactions; (ii) assuming execution and delivery of this Agreement by J.P. Morgan, this Agreement is the Customer’s legal, valid and binding obligation, enforceable against the Customer in accordance with its terms; (iii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement; (iv) there is no material administrative, civil or criminal proceeding pending or, to the knowledge of the Customer, threatened against the Customer; (v) it has not relied on any oral or written representation made by J.P. Morgan or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of J.P. Morgan; (vi) it is a resident of the United States and shall notify J.P. Morgan of any changes in residency; (vii) the Financial Assets and cash deposited in the Accounts (other than those assets (A) pledged to a Counterparty pursuant to Section 2.1(c) or (B) held in Accounts established pursuant to certain account control agreements among the Customer, J.P. Morgan and secured party named therein, (A) and (B) collectively referred to as “Control Account Assets”) are not subject to any encumbrance or security interest whatsoever and the Customer undertakes that, so long as Liabilities of the Customer under or in connection with this Agreement are outstanding, it will not create or permit to subsist any encumbrance or security interest over such Financial Assets or cash (other than Control Account Assets); (viii) no delivery of Account Assets by the Customer to J.P. Morgan and no Instruction by the Customer with respect to such Account Assets will contravene Applicable Law; (ix) none of the Financial Assets and cash to be held under this Agreement are “plan assets” as defined in Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder except as otherwise expressly notified to J.P. Morgan.

(b) J.P. Morgan represents and warrants that: (i) assuming execution and delivery of this Agreement by the Customer, this Agreement is J.P. Morgan’s legal, valid and binding obligation, enforceable against J.P. Morgan in accordance with its terms; (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement; (iii) it is duly organized under the laws of its jurisdiction of organization and qualified to act as a custodian or Foreign Custody Manager to open-end management investment companies or closed-end investment companies, as the case may be, under the provisions of the 1940 Act, and warrants that it will remain so qualified and upon ceasing to be so qualified, shall promptly notify the Customer in writing, (iv) it shall act in accordance with Applicable Law to the extent they are applicable to J.P. Morgan as custodian in the provision of the Services, (v) it shall promptly notify the Customer of any violations of applicable law of which it becomes aware of and that materially impacts the provision of the Services, and (vi) to the extent not prohibited by Applicable Law, it shall provide to the Customer any such information that may be reasonably required, from time to time, to assist the Funds, the Funds’ Board and the Chief Compliance Officer in meeting their obligations under any applicable laws, rules and regulations.

(c) Each party may rely upon the above or the certification of such other facts as may be required to perform its obligations under this Agreement.

6.2 Each Fund is Liable to J.P. Morgan for its own Liabilities

For the avoidance of doubt, the parties hereby agree that (i) no Fund shall be liable to J.P. Morgan for the Liabilities or obligations of any other Fund and (ii) the assets of one Fund may not be used to pay amounts owed to J.P. Morgan by any other Fund.

6.3 Special Settlement Services

J.P. Morgan may, but shall not be obliged to, make available to the Customer from time to time special settlement services (including continuous linked settlement) for transactions involving Financial Assets, cash, foreign exchange, and other instruments or contracts. The Customer shall comply, and shall cause its Authorized Persons to comply, with the requirements of any external settlement agency through which such settlements may be processed, including, without limitation, its rules and by-laws, where applicable.

6.4 Requests for Information

(a) The Customer shall promptly provide to J.P. Morgan upon request such information about the Customer and its financial status as J.P. Morgan may reasonably request, including its current organizational documents and its current audited and unaudited financial statements.

(b) Upon request, J.P. Morgan shall promptly provide the Customer such publicly available information about J.P. Morgan and its financial status as the Customer may reasonably request to assist the Customer in assessing the overall financial strength and viability of J.P. Morgan to perform its obligations under this Agreement.

6.5 Information Concerning Deposits at J.P. Morgan’s Non-U.S. Branches

(a) Under U.S. federal law, deposit accounts that the Customer maintains in J.P. Morgan’s foreign branches (outside of the U.S.) are not insured by the Federal Deposit Insurance Corporation. In the event of J.P. Morgan’s liquidation, foreign branch deposits have a lesser preference than U.S. deposits, and such foreign deposits are subject to cross-border risks.

(b) J.P. Morgan’s London Branch is a participant in the UK Financial Services Compensation Scheme (the "FSCS"), and the following terms apply to the extent any amount standing to the credit of the Cash Account is deposited in one or more deposit accounts at J.P. Morgan’s London Branch. The terms of the FSCS offer protection in connection with deposits to certain types of claimants to whom J.P. Morgan London Branch provides services in the event that they suffer a financial loss as a direct consequence of J.P. Morgan’s London Branch being unable to meet any of its obligations and, subject to the FSCS rules regarding eligible deposits, the Customer may have a right to claim compensation from the FSCS. Subject to the FSCS rules, the maximum compensation payable by the FSCS in relation to eligible deposits is as set out in the relevant information sheet which is available online as referenced below. For the purposes of establishing such maximum compensation, all the Customer’s eligible deposits at J.P. Morgan London Branch are aggregated and the total is subject to such maximum compensation.

For further information about the compensation provided by the FSCS, refer to the FSCS website at www.FSCS.org.uk. Further information is also available online at http://www.jpmorgan.com/ pages/deposit-guarantee-scheme-directive.

6.6 Insurance

The Customer acknowledges that J.P. Morgan will not be required to maintain any insurance coverage specifically for the benefit of the Customer. J.P. Morgan will, however, provide summary information regarding its own general insurance coverage to the Customer upon written request.

6.7 Security Holding Disclosure

With respect to Securities and Exchange Commission Rule 14b-2 under the U.S. Shareholder Communications Act regarding disclosure of beneficial owners to issuers of Securities, J.P. Morgan is instructed not to disclose the name, address or Securities positions of the Customer in response to shareholder communications requests regarding the Account.

6.8 U.S. Regulatory Disclosure; Certain Information of the Customer

(a) Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires J.P. Morgan to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Customer acknowledges that Section 326 of the USA PATRIOT Act and J.P. Morgan’s identity verification procedures require J.P. Morgan to obtain information which may be used to confirm the Customer’s identity, including, without limitation, the Customer’s name, address and organizational documents (“identifying information”). The Customer agrees to provide J.P. Morgan with and consents to J.P. Morgan obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by J.P. Morgan.

(b) The Customer hereby acknowledges that J.P. Morgan is obliged to comply with AML/Sanctions Requirements and that J.P. Morgan shall not be liable for any action it or any J.P. Morgan Affiliate reasonably takes to comply with any AML/Sanctions Requirements, including identifying and reporting suspicious transactions, rejecting transactions, and blocking or freezing funds, Financial Assets, or other assets. The Customer shall cooperate with J.P. Morgan’s performance of its due diligence and other obligations concerning AML/Sanctions Requirements, including with regard to any Beneficial Owners (as defined below). In addition, the Customer agrees that (i) J.P. Morgan may defer acting upon an Instruction pending completion of any review under its policies and procedures for compliance with AML/Sanctions Requirements and (ii) Customer’s utilization of Accounts as omnibus accounts to hold assets of Beneficial Owners is subject to J.P. Morgan’s discretion. Furthermore, J.P. Morgan shall not be obliged to hold any “penny stock” (or other Financial Asset raising special anti-money laundering concerns) in any Account in which a Beneficial Owner has an interest, or to settle any transaction in which a Beneficial Owner has an interest, that relates to any “penny stock” or any such other Financial Asset. For the purposes of this section, “Beneficial Owner” means any person, other than the Customer, who has a direct or indirect beneficial ownership interest in any assets held in any of the Accounts.

6.9 Use of J.P. Morgan’s Name

(a) The Customer agrees not to use (or permit the use of) J.P. Morgan’s name in any document, publication or publicity material relating to the Customer, including, but not limited to, notices, sales literature, stationery, advertisements, etc., without the prior written consent of J.P. Morgan (which consent shall not be unreasonably withheld), provided that no prior consent is needed if the document in which J.P. Morgan’s name is used merely states that J.P. Morgan is acting as custodian to the Customer in connection with a regulatory request or filing.

(b) J.P. Morgan agrees not to use (or permit the use of) a Customer’s or a Fund’s name in any document, publication or publicity material relating to J.P. Morgan, including, but not limited to, notices, sales literature, stationery, advertisements, etc., without the prior written consent of the particular Customer, on behalf of a Fund (which consent shall not be unreasonably withheld), provided that no prior consent is needed if the document in which a Customer’s name is used merely states that J.P. Morgan is acting as custodian to the Customer or to a Fund in connection with a regulatory request or filing.

7. WHEN J.P. MORGAN IS LIABLE TO THE CUSTOMER

7.1 Standard of Care; Liability

(a) J.P. Morgan will perform services (i) with reasonable care and diligence and in good faith, (ii) without negligence, fraud, wilful misconduct or wilful omission, and at least at the same standard of care as J.P. Morgan provides for itself and/or J.P. Morgan Affiliates with respect to similar services, (iii) in a manner that is reasonably designed to meet J.P. Morgan’s obligations under this Agreement., and (iv) with the level of skill and care which would be expected from a reasonably skilled and experienced professional global custodian ((i)-(iv), collectively, “Standard of Care”). J.P. Morgan will not be in violation of this Agreement with respect to any matter as to which J.P. Morgan has satisfied its Standard of Care.

(b) J.P. Morgan will only be liable for the Customer’s direct Liabilities and only to the extent (i) they result from J.P. Morgan’s breach of J.P. Morgan’s Standard of Care or willful misconduct in performing its duties as set out in this Agreement, (ii) provided in Section 5.2(a), or (iii) the breach of any representations or confidentiality obligations set forth herein. Nevertheless, under no circumstances will J.P. Morgan be liable for (i) any loss of profits (whether direct or indirect) or (ii) any indirect, incidental, consequential or special damages of any form, incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts, resulting from J.P. Morgan’s performance or non-performance under this Agreement, or J.P. Morgan’s role as custodian or banker.

(c) The Customer will indemnify the J.P. Morgan Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of the J.P. Morgan Indemnitees in connection with or arising out of (i) J.P. Morgan’s performance under this Agreement, or (ii) any J.P. Morgan Indemnitee’s status as a holder of record of the Customer’s Financial Assets, provided that in each case, (i) and (ii), the J.P. Morgan Indemnitee has not breached the Standard of Care or any representations or confidentiality obligations set forth herein in connection with the Liabilities in question. Nevertheless, the Customer will not be obligated to indemnify any J.P. Morgan Indemnitee under the preceding sentence with respect to any Liability for which J.P. Morgan is liable under Section 5.2(a) of this Agreement.

(d) J.P. Morgan shall use all commercially reasonable efforts to mitigate any Liability for which it seeks indemnification under this Agreement (provided, however, that reasonable expenses reasonably incurred with respect to such mitigation shall be Liabilities subject to indemnification hereunder).

(e) Under no circumstances will the Customer be liable for (i) any loss of profits (whether direct or indirect); or (ii) any indirect, incidental, consequential or special damages of any form, incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Customer’s acts or omissions under this Agreement, provided that this Subsection 7.1(e) shall not apply to any Liability owing to a third party asserting a claim against J.P. Morgan (or incurred by J.P. Morgan in connection with such claim) for which J.P. Morgan is entitled to be indemnified under this Agreement.

(f) The Customer agrees that J.P. Morgan provides no service in relation to, and therefore has no duty or responsibility to: (i) question Instructions or make any suggestions to the Customer or an Authorized Person regarding such Instructions except to verify that such Instruction is authorized in accordance with Section 3.2 hereof; (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets; (iii) advise the Customer or an Authorized Person regarding any default in the payment of principal or income on any

Financial Asset other than as provided in Section 2.6(b); and (iv) evaluate or report to the Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which J.P. Morgan has received Instructions to deliver Account Assets. J.P. Morgan is not responsible or liable in any way for the genuineness or validity of any Security or instrument received, delivered or held by J.P. Morgan in physical form that appears to be genuine and valid.

7.2 Force Majeure

(a) J.P. Morgan will maintain and update from time to time business continuity and disaster recovery procedures (“BCP”) with respect to the Services that it determines meet reasonable commercial standards and regulatory requirements, and use reasonable efforts to schedule any planned systems outages for a time that would be reasonably convenient for the Customer and the Funds, taking into account the operation of J.P. Morgan’s entire business. In the event of equipment failures, J.P. Morgan shall, at no additional expense to the Customer or any Account, take commercially reasonable steps to minimize service interruptions. In the event of business disruption that materially affects J.P. Morgan’s provision of service under this Agreement, J.P. Morgan will use reasonable efforts to notify the Customer of the disruption and steps taken in response where reasonably practicable, and will use commercially reasonable efforts to resume operations as promptly as is practicable given the circumstances. J.P. Morgan will provide, promptly after the effective date of this Agreement and upon request thereafter, a high level summary of its BCP containing information sufficient to allow Customer to manage the continuity of its processes in the event of any disruption in the services, will update and test its BCP regularly in accordance with industry best practices, and will provide to Customer, upon request, an executive summary of the results of any such test.

(b) Neither party (“non-performing party”) will be liable for failure to perform or delay in performing its obligations to the extent such failure or delay is caused by or resulting from an act of God, fire, flood, epidemics, earthquakes or other disasters, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto),nationalization, expropriation, legal constraint, fraud, theft or forgery (other than on the part of the non-performing party or its employees), cyber-attack, malfunction of equipment or software (except where such malfunction is primarily and directly attributable to the non-performing party’s negligence in maintaining the equipment or software),currency re-denominations, currency restrictions, failure of or the effect of rules or operations of any external funds transfer system, inability to obtain (or interruption of) external communications facilities, power failures or any other cause beyond the reasonable control of the non-performing party (including, without limitation, the non-availability of appropriate foreign exchange) (a “Force Majeure Event”); provided that:

(i) the non-performing party is without material fault in causing the default or delay; and

(ii) the default or delay could not have been reasonably prevented, foreseeable or circumvented by the non-performing party implementing contingency plans (including, with respect to J.P. Morgan, J.P. Morgan’s BCP);

(iii) the non-performing party uses commercially reasonable efforts to mitigate any Liabilities arising out of such failure or delay.

(c) J.P. Morgan will not be entitled to any additional payments from the Customer for costs or expenses incurred by J.P. Morgan as a result of any Force Majeure Event.

(d) Notwithstanding the provisions of Section 7.2(b), the Customer will have the termination right provided in Section 9.1(b)(iii) with respect to Force Majeure Events.

(e) Without limiting the generality of the foregoing, if an event resulting from Country Risk leads to restrictions on, or losses of, cash or cash equivalents held by J.P. Morgan or any Affiliated Subcustodian Bank in any market for the purposes of facilitating J.P. Morgan’s global custody busines s, J.P. Morgan may in its sole discretion apply the impact of those restrictions or losses to the cash or cash equivalents of its customers credited to the Customer’s Cash Accounts on a pro rata basis or in such other proportional manner as J.P. Morgan may reasonably determine in its reasonable discretion.

7.3 J.P. Morgan May Consult With Counsel

J.P. Morgan will be entitled to reasonably rely on, and may act upon the advice of, professional advisors (which may be the professional advisors of the Customer) in relation to matters of law, regulation or market practice.

7.4 J.P. Morgan Provides Diverse Financial Services and May Generate Profits as a Result

The Customer hereby authorizes J.P. Morgan to act under this Agreement notwithstanding that: (a) J.P. Morgan or any of its divisions, branches or J.P. Morgan Affiliates may have a material interest in transactions entered into by the Customer with respect to the Account or that circumstances are such that J.P. Morgan may have a potential conflict of duty or interest, including the fact that J.P. Morgan or J.P. Morgan Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issuance of the Financial Assets; or earn profits from any of the activities listed herein and (b) J.P. Morgan or any of its divisions, branches or J.P. Morgan Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of the Customer. J.P. Morgan is not under any duty to disclose any such information to the Customer. Nothing in the foregoing shall release J.P. Morgan from any obligation to perform the Services under this Agreement or to treat the Customer fairly in connection with the performance of the Services.

7.5 Ancillary Services

J.P. Morgan and its Subcustodians may use third party providers of information regarding matters such as pricing, proxy voting, corporate actions and class action litigation and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of Securities. Although J.P. Morgan will use reasonable care (and cause its Subcustodians to use reasonable care) in the selection and retention of such third party providers and local agents, it will not be responsible for any errors or omissions made by those third party providers and local agents, provided that reasonable care has been used in such selection and retention. In all other respects, J.P. Morgan may delegate to a Subcontractor any of its functions herein and, unless otherwise provided herein, will remain responsible to the Funds for any action or inaction of a Subcontractor under such delegation as if such action or inaction had been undertaken by J.P. Morgan itself. J.P. Morgan will maintain throughout this Agreement a due diligence and third party oversight program that meets regulatory requirements and use reasonable care in the selection and retention of any Subcontractor. Notwithstanding any provision to the contrary herein, J.P. Morgan will, to the extent reasonably practicable, consult with the Customer before it implements the delegation of a material portion of the Services to a Subcontractor.

8. TAXATION

8.1 Tax Obligations

(a) The Customer will pay or reimburse J.P. Morgan, and confirms that J.P. Morgan is authorized to deduct from any cash received or credited to the Cash Account, any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Customer's Accounts.

(b) The Customer will provide to J.P. Morgan such certifications, declarations, documentation, and information as it may reasonably require in connection with taxation, and warrants that, when given, this information is true and correct in every respect, not misleading in any way, and contains all material information. The Customer undertakes to notify J.P. Morgan immediately if any information provided pursuant to this paragraph (b) requires updating or correcting. J.P. Morgan provides no service of controlling or monitoring, and therefore has no duty in respect of, or responsibility for any Liabilities (including any taxes, penalties, interest or additions to tax, whether payable or paid) that result from (i) the inaccurate completion of documents by the Customer or any third party; (ii) the provision to J.P. Morgan or a third party of inaccurate or misleading information by the Customer or any third party; (iii) the withholding of material information by the Customer or any third party; or (iv) any delay by any revenue authority or any other cause beyond J.P. Morgan’s control.

(c) If J.P. Morgan does not receive appropriate certifications, documentation and information then, as and when appropriate and required, tax shall be deducted from all income received in respect of the Financial Assets issued (including, but not limited to, withholding under United States Foreign Account Tax Compliance Act, United States non-resident alien tax and/or backup withholding tax, as applicable).

(d) The Customer will be responsible in all events for the timely payment of all taxes relating to the Financial Assets in the Securities Account; provided, however, that J.P. Morgan will be responsible for any penalty or additions to tax due solely as a result of J.P. Morgan’s willful misconduct or negligent acts or omissions with respect to paying or withholding tax or reporting interest, dividend or other income paid or credited to the Cash Account.

8.2 Tax Relief Services

(a) Subject to the provisions of this Section 8.2, J.P. Morgan will provide (i) a “relief at source” service to obtain a reduction of withholding tax withheld as may be available in the applicable market in respect of income payments on Financial Assets credited to the Securities Account that J.P. Morgan believes may be available to the Customer and/or (ii) a tax reclaim service on certain qualifying Financial Assets. J.P. Morgan may from time-to-time set minimum thresholds as to a de minimis value of tax reclaims or reduction of withholding which J.P. Morgan will pursue in respect of income payments under this Section.

(b) The provision of a tax relief service by J.P. Morgan is conditional upon J.P. Morgan receiving from the Customer any required documentation required to support such tax relief services.

(c) J.P. Morgan will perform tax relief services only with respect to taxation levied by the revenue authorities of the countries advised to the Customer from time to time and J.P. Morgan may, by notification in writing, in its absolute discretion, supplement or amend the countries in which the tax relief services are offered. Other than as expressly provided in this Section 8.2, J.P. Morgan will have no responsibility with regard to the Customer’s tax position or status in any jurisdiction.

9. TERM AND TERMINATION

9.1 Term and Termination

(a) The initial term of this Agreement shall be for a period of ten (10) years following the date on which J.P. Morgan commenced providing services under this Agreement (the “Initial Term”). Following the Initial Term, this Agreement will automatically renew for additional one year periods, provided that at any time after the expiration of the Initial Term, the Customer may terminate this Agreement in whole or with respect one or more Funds by giving not less than sixty (60) days' prior written notice to J.P. Morgan and J.P. Morgan may terminate this Agreement in whole or with respect one or more Funds on one hundred and eighty (180) days’ prior written notice to the Customer.

(b) Notwithstanding Section 9.1(a):

(i) Either party may terminate this Agreement immediately (including during the initial term) on written notice to the other party in the event that (1) a material breach of this Agreement by the other party has not been cured within ninety (90) days, or such longer period consented to by the non-breaching party in writing, of the party in breach being given written notice of the material breach, or (2) the other party (A) admits in writing its inability or is generally unable to pay its debts as they become due; (B) institutes, consents to or is otherwise subject to the institution of any proceeding under title 11 of the United States Code, as in effect from time to time, or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, composition with creditors, wind-down, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect and affecting the rights of creditors, generally; (C) is subject to an involuntary order for the transfer of all or part of its business by a statutory authority; (D) has any of its issued shares suspended from trading on any exchange on which they are listed (if applicable), or (E) is the subject of a measure similar to any of the foregoing;

(ii) J.P. Morgan may terminate this Agreement by giving not less than sixty (60) days’ prior written notice to the Customer in the event that J.P. Morgan reasonably determines that either the Customer has ceased to satisfy J.P. Morgan’s customary credit requirements or servicing the Customer raises reputational or regulatory concerns.

(iii) If a Force Majeure Event substantially prevents performance of any services necessary for the performance of functions reasonably agreed by the parties as critical for more than three (3) consecutive business days, then the Customer may terminate all or any portion of this Agreement and the services so affected, as of a date specified by the Customer in a written notice of termination to J.P. Morgan, in which case, J.P. Morgan’s fees will be equitably adjusted as necessary to reflect the value of any remaining services;

(iv) At any time (including during the initial term), the Customer may elect to remove any Fund or Funds from this Agreement in connection with the liquidation of the Fund or Funds or the merger of a Fund or Funds into another Fund, in each case by notifying J.P. Morgan in writing; and

(v) Either party may terminate this Agreement with thirty (30) days’ prior written notice if New York Life Investment Management Company, LLC (“New York Life Investments”) ceases to be the investment manager of the Customer or there is a change of control of New York Life Investments.

(vi) Subject to the terms and conditions separately agreed in writing by the Parties with respect to this Section 9.1(b)(vi), upon the fifth year anniversary of this Agreement (a) either party shall have the right to terminate this Agreement by giving not less than sixty (60) days’ prior written notice to the other party in the event that they disagree with the results of an independent fee review to be conducted at the time, and (b) the Customers’ shall have the right to terminate this Agreement at any time and for any reason, upon 60 (sixty) days written notice to J.P. Morgan. The Customers’ rights to terminate this Agreement pursuant to this Section 9.1(b)(vi) shall be subject to the payment of a termination fee to be agreed by the parties separately and in writing. On or about the date of this Agreement, the parties shall agree on the terms and conditions applicable to the termination rights set forth in this Section 9.1(b)(vi), including, but not limited, the criteria for such independent fee review and the amount and conditions of the termination fee.

9.2 Exit Procedure

(a) The Customer will provide J.P. Morgan full details of the persons to whom J.P. Morgan must deliver Account Assets within a reasonable period before the effective time of termination of this Agreement. If the Customer fails to provide such details in a timely manner, J.P. Morgan shall be entitled to continue to be paid fees under this Agreement until such time as it is able to deliver the Account Assets to a successor custodian, but J.P. Morgan may take such steps as it reasonably determines to be necessary to protect itself following the effective time of termination, including ceasing to provide transaction settlement services in the event that J.P. Morgan is unwilling to assume any related credit risk.

(b) J.P. Morgan will in any event be entitled to deduct any amounts owing to it from the Cash Account prior to delivery of the Account Assets. In the event that insufficient funds are available in the Cash Account, the Customer agrees that J.P. Morgan may, in such manner and, at such time or times as J.P. Morgan in its sole discretion sees fit, liquidate any Financial Assets in the Securities Account that J.P. Morgan, in its sole discretion, may select in order to deduct such amount from the proceeds.

(c) The Customer will reimburse J.P. Morgan promptly for all reasonable out-of-pocket expenses it incurs in delivering Financial Assets upon termination.

(d) Upon termination, the Customer will provide J.P. Morgan with contact information and payment instructions for any matters arising after termination.

(e) Termination will not affect any of the Liabilities either party owes to the other party arising under this Agreement prior to such termination.

(f) As soon as reasonably practicable following its resignation or termination of appointment becoming effective and subject to payment of any amount owing to J.P. Morgan under this Agreement, J.P. Morgan agrees to transfer such holding statements, position reports or other reasonable records as are customarily transferred by an existing global custodian (as mutually agreed by the parties), to any replacement provider of the services or to such other person as the Customer may direct. J.P. Morgan will also provide reasonable assistance to its successor, for such transfer, subject to the payment of such reasonable expenses and charges as J.P. Morgan customarily charges for such assistance. The Customer undertakes to use its best efforts to appoint a new custodian as soon as reasonably practicable following the termination of this Agreement.

10. MISCELLANEOUS

10. 1 Notice

(a) Unless the Customer and J.P. Morgan have agreed otherwise, J.P. Morgan may, subject to Applicable Law, provide any notice to Customer required under this Agreement, other than a notice pursuant to Section 9, by either posting it on J.P. Morgan’s website or portal or, at its option, by other reasonable means.

(b) Notices pursuant to Section 9 shall be sent or served by registered mail, nationally recognized delivery service, courier service or hand delivery to the address of the respective party as set out on the first page of this Agreement, unless at least two (2) days’ prior written notice of a new address is given to the other party in writing.

10. 2 Successors and Assigns

This Agreement will be binding on each of the parties' successors and assigns. The parties agree that neither party can assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld, delayed or conditioned. Nevertheless, the foregoing restriction on transfer shall not apply to any assignment or transfer by J.P. Morgan to any J.P. Morgan Affiliate or in connection with a merger, reorganization, stock sale or sale of all or substantially all of J.P. Morgan’s custody business. Furthermore, and notwithstanding anything to the contrary in this Agreement, in the event J.P. Morgan becomes subject to a resolution proceeding under the Federal Deposit Insurance Act (12 U.S.C. 1811–1835a) or Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (12 U.S.C. 5381–5394) and regulations promulgated under those statutes (each, a “U.S. Special Resolution Regime”) the transfer of this Agreement (and any interest and obligation in or under, and any property securing, the Agreement) from J.P. Morgan will be effective to the extent effective under the U.S. Special Resolution Regime.

10. 3 Entire Agreement and Amendments

This Agreement, including any Schedules, Exhibits, Annexes and Riders (and any separate agreement which J.P. Morgan and the Customer may enter into with respect to any Cash Account), sets out the entire agreement between the parties in connection with the subject matter hereof, and this Agreement supersedes any other agreement, statement or representation relating to custody, whether oral or written. The parties may enter into one or more non-binding service level documents on terms agreed by the parties and may vary any service level document by agreement at any time. The service level document will not form part of this Agreement. To the extent inconsistent with this Agreement, J.P. Morgan’s electronic access terms and conditions shall not apply to matters arising under this Agreement. Amendments must be in writing and, except where this Agreement provides for amendments by notice from J.P. Morgan, signed by both parties.

10. 4 Governing Law and Jurisdiction

This Agreement will be construed, regulated and administered under the laws of the United States or the State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by Applicable Law, any right to statutory prejudgment interest and a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction the Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, the Customer shall not claim, and it hereby irrevocably waives, such immunity.

10. 5 Severability; Waiver; and Survival

(a) If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b) Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c) The parties’ rights, protections and remedies under this Agreement shall survive its termination.

10. 6 Confidentiality

(a) Subject to Section 10.6(b), J.P. Morgan will hold all Confidential Information in confidence and will not disclose any Confidential Information except as may be required by Applicable Law, a regulator with jurisdiction over J.P. Morgan’s business, or with the consent of the Customer.

(b) The Customer authorizes J.P. Morgan to disclose Confidential Information to:

(i) any Subcustodian, subcontractor, agent, Securities Depository, securities exchange, broker, proxy solicitor, issuer, service provider, vendor or any other person that J.P. Morgan believes is reasonably required in connection with J.P. Morgan’s provision of relevant services under this Agreement;

(ii) its and any J.P. Morgan Affiliate’s professional advisors, auditors and public accountants; (iii) its branches and any J.P. Morgan Affiliate; and

(iv) any revenue authority or any governmental entity in relation to the processing of any tax claim.

(c) J.P. Morgan will maintain the confidentiality of all Confidential Information, will use Confidential Information solely as required in connection with the performance of its obligations under this Agreement and will be and remain responsible for the compliance with the terms of this Section 10.6 of any person receiving Confidential Information by or through J.P. Morgan under Section 10.6(b)(i), (ii) or (iii) above. J.P. Morgan will logically segregate Confidential Information, by configuration of its information and processing systems or by adopting other appropriate measures.

(d) With respect to any disclosure of Confidential Information by J.P. Morgan required by Applicable Law or regulator with jurisdiction over J.P. Morgan’s business, J.P. Morgan will, to the extent permitted by Applicable Law, provide the Customer with prompt notice of such request or requirement so that Customer may seek an appropriate protective order or consent to such disclosure. If, in the absence of a protective order or the receipt such consent, J.P. Morgan is nonetheless, in the opinion of the J.P. Morgan’s counsel, legally required to disclose such Confidential Information, then J.P. Morgan may disclose such information without liability hereunder, provided, however, that J.P. Morgan will disclose only that portion of such Confidential Information which it is legally required to disclose. Notwithstanding anything to the contrary in the foregoing, J.P. Morgan may disclose any of the Confidential Information provided by the Customer to any bank regulatory authority having jurisdiction over J.P. Morgan upon the request of the bank regulatory authority without having to provide the Customer with notice of any kind.

(e) Customer is and shall remain the sole and exclusive owner of Confidential Information and any derivatives thereof. Nothing contained in this Agreement obligates Customer to disclose Confidential Information to J.P. Morgan, and nothing in this Agreement will be construed as granting to or conferring on J.P. Morgan, expressly or by implication, any rights or license to the Confidential Information. Any such obligation or grant will only be as expressly provided by other provisions of this Agreement.

(f) Notice of Unauthorized Acts. J.P. Morgan will, to the extent permitted by Applicable Law:

(i) notify Customer promptly upon confirming the unauthorized or unlawful use or disclosure of Customer’s Confidential Information under its processes relating to the investigation and correction of security incidents in place at the relevant time (a “Security Incident”); and

(ii) reasonably cooperate with and assist Customer in investigating and remediating such Security Incident; and

(iii) take all reasonable actions necessary to prevent a reoccurrence of such Security Incident.
(g ) Return or Destruction.

(i) At Customer’s request, J.P. Morgan will, upon termination of this Agreement or earlier, return, destroy or render unusable, and discontinue the use of, all copies of materials containing Confidential Information in its possession and to the extent reasonably practicable, all notes, memoranda, compilations, derivative works, data files or other materials prepared by or for J.P. Morgan that contain or otherwise reflect or refer to Confidential Information, except to the extent otherwise required to provide the services under this Agreement, to comply with Applicable Law, J.P. Morgan’s policies and procedures existing from time to time or defend or pursue claims arising under this Agreement.

(ii) At Customer’s request, J.P. Morgan will certify in writing that it has returned, destroyed, rendered unusable or discontinued the use of Confidential Information in accordance with Section 10.6(g)(i) above.

(h) Duration of Confidentiality Obligations.

(i) J.P. Morgan’s confidentiality obligations under Section 10.6(a) of this Agreement shall survive the expiration or termination of this Agreement as follows:

(A ) as to any portion of Confidential Information that constitutes a trade secret under applicable law, the obligations will continue for as long as such information continues to constitute a trade secret under applicable law; and

(B) as to all other Confidential Information, the obligations will survive for three (3) years after termination of this Agreement.

10. 7 Counterparts

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10. 8 No Third Party Beneficiaries

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

THE MAINSTAY FUNDS (on behalf of each of its relevant Funds as set forth in Annex B hereto)		JPMORGAN CHASE BANK, N.A.

By:	/s/ Kirk C. Lehneis	By:	/s/ Alan Liang
Name:	Kirk C. Lehneis	Name:	Alan Liang
Title:	President	Title:	Vice PresidentChief Executive Officer
Date:	June 25, 2020	Date:	June 26, 2020

MAINSTAY FUNDS TRUST (on behalf of each of its relevant Funds as set forth in Annex B hereto)

By:	/s/ Kirk C. Lehneis
Name:	Kirk C. Lehneis
Title:	President
Date:	June 25, 2020

MAINSTAY VP FUNDS TRUST (on behalf of each of its relevant Funds as set forth in Annex B hereto)

By:	/s/ Kirk C. Lehneis
Name:	Kirk C. Lehneis
Title:	President
Date:	June 25, 2020

MAINSTAY DEFINED TERM MUNICIPAL OPPORTUNITIES FUND FUNDS

By:	/s/ Kirk C. Lehneis
Name:	Kirk C. Lehneis
Title:	President
Date:	June 25, 2020

APPENDIX 1

Information Regarding Country Risk

1. To aid Customer in its determinations regarding Country Risk, J.P. Morgan shall furnish annually, and upon the initial placing of Financial Assets and cash into a country, the following information:

A. Opinions of local counsel concerning:

i. Whether applicable foreign law would restrict the access of Customer’s independent public accountants to books and records kept by a Subcustodian located in that country which pertain to the Customer’s account.

ii. Whether applicable foreign law would restrict Customer's ability to recover its Financial Assets and cash incounty the event of the bankruptcy of a Subcustodian located in that country.

iii. Whether applicable foreign law would restrict Customer's ability to recover Financial Assets that are lost while under the control of a Subcustodian located in the country.

iv. Whether applicable foreign law would restrict the Customer’s right as foreign investors to convert Customer's cash or cash equivalents into U.S. dollars which have not yet been invested in securities.

B. A market profile with respect to the following topics:

(i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) securities depositories (including depository risk assessment), if any.

2. To aid Customer in monitoring Country Risk, J.P. Morgan shall furnish board the following additional information:

NewsFlashes, including with respect to changes in the information in market profiles

SCHEDULE A J.P. Morgan Investor Services Global Custody Restricted Markets

The following table identifies certain markets that J.P. Morgan has determined to be restricted markets and provides summary information about the nature of the restrictions applicable in each. J.P. Morgan reserves the right to update this Schedule from time to time upon notice to Customer.

Market	Restrictions
Costa Rica

If J.P. Morgan’s Costa Rican Subcustodian exits the market or becomes an unacceptable provider of subcustody services, J.P. Morgan may cease to provide custody services with respect to Securities that are safekept in Costa Rica. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Iceland

Until further notice from J.P. Morgan, no deposits of Icelandic currency will be held in the Customer’s Cash Account except for the proceeds of sales of Securities safekept in Iceland (“Icelandic Securities”) or where income and corporate action proceeds are paid in local currency.

Until further notice from J.P. Morgan, any credit of Icelandic currency to the Customer’s Cash Account with J.P. Morgan will be conditional and subject to reversal by J.P. Morgan upon notice to Customer except to the extent that the funds are able to be applied at Customer’s Instruction to the purchase of Icelandic Securities or J.P. Morgan is able to repatriate the funds from J.P. Morgan’s Icelandic Subcustodian via a foreign exchange transaction (upon Instruction received from Customer). In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that J.P. Morgan is able to obtain, as reasonably determined by J.P. Morgan.

Malawi

Local currency will be held in one or more separate cash accounts that the Customer opened with J.P. Morgan’s Malawi Subcustodian that are in the Customer’s name and payable exclusively by J.P. Morgan’s Malawi Subcustodian. In respect of the cash accounts, J.P. Morgan’s Malawi Subcustodian will be the Customer’s local agent bank and pursuant to a power of attorney, J.P. Morgan will have a right to instruct J.P. Morgan’s Malawi Subcustodian in respect to the one or more separate cash accounts that the Customer directly opened in the Customer’s name at the Subcustodian.

Due to the unclear standards in the Malawi market with respect to the completion and submission of corporate action elections, J.P. Morgan will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to Securities safekept in Malawi (“Malawi Securities”).

If J.P. Morgan’s Malawi Subcustodian exits the market or becomes an unacceptable provider of subcustody services, J.P. Morgan may cease to provide custody services with respect to Malawi Securities. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Tanzania

Local currency will be held in one or more separate cash accounts that the Customer opened with J.P. Morgan’s Tanzanian Subcustodian that are in the Customer’s name and payable exclusively by J.P. Morgan’s Tanzanian Subcustodian. In respect of the cash accounts, J.P. Morgan’s Tanzanian Subcustodian will be the Customer’s local agent bank and pursuant to a power of attorney, J.P. Morgan will have a right to instruct J.P. Morgan’s Tanzanian Subcustodian in respect to the one or more separate cash accounts that the Customer directly opened in the Customer’s name at the Subcustodian.

Due to the unclear standards in the Tanzanian market with respect to the completion and submission of corporate action elections, J.P. Morgan will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to Securities safekept in Tanzania (“Tanzanian Securities”).

If J.P. Morgan’s Tanzanian Subcustodian exits the market or becomes an unacceptable provider of subcustody services, J.P. Morgan may cease to provide custody services with respect to Tanzanian Securities. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Ukraine (for Ukrainian	Customer should refer to the current version of the applicable J.P. Morgan’s Ukraine briefing Ukrainian memo regarding the account structure and corporate action nuances of the Ukrainian

Equities only)

market. Equities only) For client opening accounts in Ukraine and unincorporated client types in particular, due to unclear standards in the Ukrainian market with respect to the completion and submission of corporate action elections, J.P. Morgan will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to equity Securities safekept in Ukraine.

West Afriacan Economic and Monetary Union (“WAEMU”)

Local currency will be held in one or more separate cash accounts that the Customer opened with J.P. Morgan’s WAEMU Subcustodian that are in the Customer’s name and payable exclusively by J.P. Morgan’s WAEMU Subcustodian. In respect of the cash accounts, J.P. Morgan’s WAEMU Subcustodian will be the Customer’s local agent bank and pursuant to a power of attorney, J.P. Morgan will have a right to instruct J.P. Morgan’s WAEMU Subcustodian in respect to the one or more separate cash accounts that the Customer directly opened in the Customer’s name at the Subcustodian.

If J.P. Morgan’s WAEMU Subcustodian exits the market or becomes an unacceptable provider of subcustody services, or if market conditions otherwise deteriorate within one or more of the member states of WAEMU, J.P. Morgan may cease to provide custody services with respect to Securities issued in member states of WAEMU that are settled and safekept at Dépositaire Central/Banque de Règlement S.A. Although J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Zimbabwe

Until further notice from J.P. Morgan, any credit of U.S. Dollars to the Customer’s Cash Account with J.P. Morgan applied at Customer’s Instruction to the purchase or sale of Securities safekept in Zimbabwe (the “Zimbabwe Securities”) will be conditional and subject to reversal by J.P. Morgan upon notice to Customer except to the extent that the funds are able to be repatriated or J.P. Morgan is able to repatriate the funds from J.P. Morgan’s Zimbabwean Subcustodian via a foreign exchange transaction (upon Instruction received from Customer). In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that J.P. Morgan is able to obtain, as reasonably determined by J.P. Morgan.

If J.P. Morgan’s Zimbabwean Subcustodian exits the market or becomes an unacceptable provider of subcustody services, or if market conditions otherwise deteriorate, J.P. Morgan may cease to provide custody services with respect to Zimbabwe Securities. Althoug h J.P. Morgan will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Annex A
Electronic Access

1. J.P. Morgan will permit the Customer, and its Authorized Persons and other persons designated by the Customer or its Authorized Persons (collectively “Users”), to access certain electronic systems and applications (collectively, the “Products”) and to access or receive Data (as defined below) electronically in connection with the Agreement. J.P. Morgan may, from time to time, introduce new features to the Products or otherwise modify or delete existing features of the Products in its sole discretion. J.P. Morgan shall endeavor to give the Customer reasonable notice of its termination or suspension of access to the Products, including suspension or cancelation of any User Codes, but may do so immediately if J.P. Morgan determines, in its sole discretion, that providing access to the Products would violate Applicable Law or that the security or integrity of the Products is known or suspected to be at risk. Access to the Products shall be subject to the Security Procedure.

2. In consideration of the fees paid by the Customer to J.P. Morgan and subject to the continued availability to J.P. Morgan of software necessary for the provision of services of any particular application under this Agreement, J.P. Morgan grants to the Customer a non-exclusive, non- transferable, limited and revocable license to use the Products and the information and data made available through the Products or transferred electronically (the “Data”) for the Customer’s internal business use only. The Customer may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein. The license granted herein will permit use by the Users, provided that such use shall be in accordance with the terms of the Agreement, including this Annex. The Customer will not disclose or distribute (and will cause the Users not to disclose or distribute) to any other party, or allow any other party to access, inspect or copy the Products or any Data, except as reasonably necessary in the course of Customer’s management or administration of the funds or accounts for which services are provided under this Agreement. The Customer acknowledges that elements of the Data, including prices, Corporate Action information, and reference data, may have been licensed by J.P. Morgan from third parties and that any use of such Data beyond that authorized by the foregoing license, may require the permission of one or more third parties in addition to J.P. Morgan. No provisions of any shrink - wrap, click-through, or other similar form of agreement that may be provided in conjunction with Products or Data or otherwise exchanged between the parties, constitute a binding agreement or serve to modify the provisions of the Agreement, even if J.P. Morgan alleges that a User has affirmatively accepted those provisions.

3. The Customer acknowledges that there are security, cyberfraud, corruption, transaction error and access availability risks associated with using open networks such as the internet to access and use the Products, and the Customer hereby expressly assumes such risks. The Customer is solely responsible for obtaining, maintaining and operating all systems, software (including antivirus software, anti-spyware software, and other internet security software) and personnel necessary for the Customer and its Users to access and use the Products. All such software must be interoperable with J.P. Morgan’s software. Each of the Customer and J.P. Morgan shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

4. In cases where J.P. Morgan’s website or the Products are unexpectedly down or otherwise unavailable, J.P. Morgan shall, absent a force majeure event, provide other appropriate means for the Customer or its Users to instruct J.P. Morgan or obtain reports from J.P. Morgan. J.P. Morgan shall not be liable for any Liabilities arising out of the Customer’s use of, access to or inability to use the Products in the absence of J.P. Morgan’s gross negligence, fraud or willful misconduct.

5. Use of the Products may be monitored, tracked, and recorded. In using the Products, the Customer hereby expressly consents to, and will ensure that its Users are advised of and have consented to, such monitoring, tracking and recording, and J.P. Morgan’s right to disclose data derived from such activity in accordance with the Agreement, including this Annex. J.P. Morgan shall own all right, title and interest in the data reflecting the Customer usage of the Products or J.P. Morgan’s website (including general usage data and aggregated transaction data), provided that J.P. Morgan’s use of such data shall remain subject to its obligations of confidentiality set forth in this Agreement. Individuals and organizations should have no expectation of privacy unless local law, regulation, or contract provides otherwise. The Customer hereby expressly consents, and will ensure that its Users are advised of and have consented to, J.P. Morgan’s collection, storage, use and transfer (including to or through jurisdictions that do not provide the same statutory protection as the originating jurisdictions(s)) of their personal data. Any personal data collected through, or in connection with, the Customer’s use of the Products shall be subject to J.P. Morgan’s Privacy Policy (available at: https://www.jpmorgan.com/glo ba l/privacy) and Cookies Policy (available at: https://www.jpmorgan.com/g loba l/ cookies), each as updated from time to time and incorporated herein by reference.

6. The Customer shall not knowingly upload, post or transmit to or distribute or otherwise publish through the Products or J.P. Morgan’s web site any materials which (i) restrict or inhibit any other user from using and enjoying the Products or the website, (ii) are defamatory, offensive, explicit, or indecent, (iii) infringe the rights of third parties including intellectual property rights, (iv) contain a virus, Trojan horse, worm, time bomb, cancelbot or other harmful component, or (v) constitute or contain false or misleading information.

7. The Customer shall promptly and accurately designate in writing to J.P. Morgan the geographic location of its Users upon written request. The Customer shall not access, and shall not permit its Users to access, the service from any jurisdiction where J.P. Morgan informs the Customer, or where the Customer has actual knowledge, that the service is not authorized for use due to local regulations or laws, including applicable software export rules and regulations. Prior to submitting any document which designates the Users, the Customer shall obtain from each User all necessary consents to enable J.P. Morgan to process data concerning that User for the purposes of providing the Products.

8. The Customer will be subject to and shall comply with Applicable Law with regard to its use of the Products.

9. The Customer shall be responsible for the compliance of its Users with the terms of this Annex.

Annex B

(List of Customers/Funds)

The Maynstay Funds

MainStay Candriam Emerging Markets Debt Fund

MainStay Income Builder Fund

MainStay MacKay Common Stock Fund

MainStay MacKay Convertible Fund

MainStay MacKay High Yield Corporate Bond Fund

MainStay MacKay Infrastructure Bond Fund

MainStay MacKay International Equity Fund

MainStay MacKay Tax Free Bond Fund

MainStay MacKay Unconstrained Bond Fund

MainStay MAP Equity Fund

MainStay Money Market Fund

MainStay Winslow Large Cap Growth Fund

MainStay Funds Trust

MainStay Balanced Fund

MainStay Candriam Emerging Markets Equity Fund

MainStay Conservative Allocation Fund

MainStay Epoch Capital Growth Fund

MainStay Epoch Global Equity Yield Fund

MainStay Epoch International Choice Fund

MainStay Epoch U.S. All Cap Fund

MainStay Epoch U.S. Equity Yield Fund

MainStay Floating Rate Fund

MainStay Growth Allocation Fund

MainStay MacKay California Tax Free Opportunities Fund

MainStay MacKay Growth Fund

MainStay MacKay High Yield Municipal Bond Fund

MainStay MacKay International Opportunities Fund

MainStay MacKay New York Tax Free Opportunities Fund

MainStay MacKay S&P 500 Index Fund

MainStay MacKay Short Duration High Yield Fund

MainStay MacKay Small Cap Core Fund

MainStay MacKay Total Return Bond Fund

MainStay MacKay U.S. Equity Opportunities Fund

MainStay Moderate Allocation Fund

MainStay Moderate Growth Allocation Fund

MainStay Short Term Bond Fund

MainStay U.S. Government Liquidity Fund

MainStay Cushing MLP Premier Fund

MainStay CBRE Global Infrastructure Fund

MainStay CBRE Real Estate Fund

MainStay MacKay Intermediate Tax Free Bond Fund

MainStay MacKay Short Term Municipal Fund

MainStay Defensive ETF Allocation Fund

MainStay Conservative ETF Allocation Fund

MainStay Moderate ETF Allocation Fund

MainStay Growth ETF Allocation Fund

MainStay Equity ETF Allocation Fund

MainStay VP Funds Trust

MainStay VP Balanced Portfolio

MainStay VP Bond Portfolio

MainStay VP CBRE Global Infrastructure Portfolio

MainStay VP Conservative Allocation Portfolio

MainStay VP Emerging Markets Equity Portfolio

MainStay VP Epoch U.S. Equity Yield Portfolio

MainStay VP Fidelity Institutional AM® Utilities Portfolio

MainStay VP Floating Rate Portfolio

MainStay VP Growth Allocation Portfolio

MainStay VP Income Builder Portfolio

MainStay VP Indexed Bond Portfolio

MainStay VP IQ Hedge Multi-Strategy Portfolio

MainStay VP Janus Henderson Balanced Portfolio

MainStay VP MacKay Common Stock Portfolio

MainStay VP MacKay Convertible Portfolio

MainStay VP MacKay Government Portfolio

MainStay VP MacKay Growth Portfolio

MainStay VP MacKay High Yield Corporate Bond Portfolio

MainStay VP MacKay International Equity Portfolio

MainStay VP MacKay Mid Cap Core Portfolio

MainStay VP MacKay S&P 500 Index Portfolio

MainStay VP MacKay Small Cap Core Portfolio

MainStay VP MacKay Unconstrained Bond Portfolio

MainStay VP Mellon Natural Resources Portfolio

MainStay VP Moderate Allocation Portfolio

MainStay VP Moderate Growth Allocation Portfolio

MainStay VP PIMCO Real Return Portfolio

MainStay VP Small Cap Growth Portfolio

MainStay VP T. Rowe Price Equity Income Portfolio

MainStay VP U.S. Government Money Market Portfolio

MainStay VP Winslow Large Cap Growth Portfolio

MainStay MacKay DefinedTerm Municipal Opportunities Fund

MainStay MacKay DefinedTerm Municipal Opportunities Fund (closed end fund)

Annex C

Security Standards

1. APPROVED ENCRYPTION. J.P. Morgan will use Approved Encryption to secure all Customer Confidential Information at rest and in transit across or through public or wireless networks. J.P. Morgan must comply with the following encryption methods (collectively, “ Approved Encryption”):

1.1 Encryption algorithms must be industry-accepted and in wide use, i.e. AES, ECDH, and ECDSA and any successor thereto.

1.2 Transmission of any Confidential Information over public networks (including the Internet) or wireless networks (including cellular) must be encrypted in accordance with industry-accepted methods, i.e. TLS, FTP, HTTPS, and PGP, and any successors thereto.

1.3 Remote administrative access to production systems must take place over encrypted connections (i.e., SSH, SCP, SSL-enabled web-management interfaces, or VPN/VDI solutions) with multifactor authentication employed for remote access via public networks. Access to sensitive systems and nonpublic information via applications must employ risk-based authentication.

1.4 J.P. Morgan must have and administer a documented and approved key management process that addresses all phases of key lifecycle management, including but not limited to key creation, key use, key storage, key recovery, key revocation, and key destruction.

2. [RESERVED.]

3. PHYSICAL SECURITY. J.P. Morgan will:

3.1 Maintain all workstations, servers, and network equipment used to provide products or services under the Agreement in secure facilities owned, operated, or contracted for by J.P. Morgan.

3.2 Limit access to these secure facilities to authorized employees or vetted contractors of J.P. Morgan with job-related needs.

3.3 Monitor access to these secure facilities with security guards, surveillance cameras, authorized entry systems, or similar methods capable of recording entry and exit information.

3.4 Maintain all backup and archival media containing Confidential Information, or other information used to provide the products and services under the Agreement, in secure, environmentally-controlled storage areas owned, operated, or contracted for by J.P. Morgan.

3.5 Limit access to backup and archival media storage areas and contents to authorized employees of J.P. Morgan personnel or vetted contractors with job-related needs.

4. NETWORK AND COMMUNICATIONS SECURITY. J.P. Morgan will:

4.1 Deploy multiple layers of defense on J.P. Morgan systems, including, but not limited to firewalls, network intrusion detection, and host-based intrusion detection systems. All security monitoring systems including, but not limited to, firewalls and intrusion detection systems must be actively monitored 24 hours per day, 365 days per year.

4.2 Configure firewalls, network routers, switches, load balancers, domain name servers, mail servers, and other network components in accordance with commercially reasonable industry standards.

5. INFRASTRUCTURE, PLATFORMS, SOFTWARE AND OPERATIONS SECURITY. J.P. Morgan will:

5.1 Configure all infrastructure, platforms and services (operating systems, web servers, database servers, firewalls, routers, etc.) used to provide products and services under the Agreement, and all authentication mechanisms, according to industry-recognized best practices.

5.2 Ensure that all remote administrative access to production systems is performed over encrypted connections (i.e., SSH, SCP, SSL-enabled web-management interfaces, and VPN/VDI solutions), utilizing the applicable Approved Encryption.

6. J.P. Morgan maintains a System Development Life Cycle (SDLC) to manage application development. This includes application scanning and logging processes, code protection mechanisms, threat modelling capabilities, shared secure coding libraries, and the overall management of the security lifecycle of both in-house and acquired software.

7. ADDITIONAL REQUIREMENTS.

7.1 Single Sign-On (SSO).

(A) J.P. Morgan will enable a web single sign-on (“SSO”) method acceptable to, and approved in advance by, Customer for web-based access to hosted services or products. Customer currently supports SAML 2.0 identity federation standards where Customer has the identity provider (IdP) role.

(B) For all Customer identities used in any hosted service or product, J.P. Morgan must hold in possession and make available upon request: ID, last login, roles assigned to the ID within the hosted service or product (i.e., administrator, read-only, etc.), and which hosted services or products have been accessed using the ID.

(C) Customer must approve any non-SSO method in advance of deployment for Customer. Non-SSO methods must, at a minimum, enforce a password policy meeting Customer standards, which currently include the following features:

(1) Password length of 8+ characters alpha and numeric required;

(2) Periodic mandatory password changes;

(3) Password history restrictions, namely user cannot use the mostrecent previous passwords;

(4) Documented password reset process; and

(5) Documented user or account management process that includes account request, approval, creation, recertification, and removal.

7.3 Access Limits. J.P. Morgan will permit only authenticated and authorized users to view, create, modify, or delete information managed by applications used directly or indirectly to provide products and services under the Agreement.

7.4 Cookies. J.P. Morgan will, whenever possible, keep information in session and avoid using web browser cookies, however, if web browser cookies cannot be so avoided, ensure that web browser cookies containing Confidential Information or information that should not be altered other than by the J.P. Morgan System are encrypted using Approved Encryption (which Approved Encryption is independent from any transport encryption such as Secure Sockets Layer).

7.5 Session Expiration. J.P. Morgan will implement “time out” and termination of system communication sessions and security sessions or contexts after a mutually agreed upon period of user inactivity.

7.6 Issue Awareness. J.P. Morgan will use commercially reasonable efforts to monitor, on a regular basis, reputable sources of computer security vulnerability information such as FIRST, CERT/CC, and vendor mailing lists, and take appropriate measures to obtain, thoroughly test, apply and provide to Customer relevant service packs, patches, upgrades, and workarounds.

7.7 System Logs and Audit Trails.

(A) J.P. Morgan will maintain (for as long as required under Applicable Law) and regularly review detailed log files and audit trails, designed to detect and respond to material security events concerning all activity on J.P. Morgan systems used for the provision of services to Customer including, without limitation:

(1) User provisioning and deprovisioning, including roles assigned to each user;

(2) All authenticated user sessions established, including user ID and date and time of authentication is established;

(3) Actions performed under that user ID when and after accessing J.P. Morgan systems;

(4) Information related to the reception of specific information from a user or another system;

(5) Failed user authentication attempts

(6) Unauthorized attempts to access resources (software, data, processes, etc.)

(7) Administrator actions; and

(8) Events generated (e.g., commands issued) to make changes in security profiles, permission levels, application security configurations, and/or system resources.

(B) To help ensure integrity and completeness, J.P. Morgan must synchronize all system clocks against a single reference time source and protect all log files and audit trails against unauthorized access, modification, or deletion.